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                                                                   EXHIBIT 10.26

   AMENDED AND RESTATED MASTER BUSINESS PROCESS AND SUPPORT SERVICES AGREEMENT

This AMENDED AND RESTATED MASTER BUSINESS PROCESS AND SUPPORT SERVICES AGREEMENT (the "Agreement"), dated as of July 1, 2001, is made by and between PwCES LLC, a Delaware limited liability company with an office at 211 Perimeter Parkway, Atlanta, Georgia 30303 ("PwCES") and Equifax Inc., a Georgia corporation with an office at 1550 Peachtree Street, NW, Atlanta, Georgia 30309 ("Equifax").

                                    RECITALS
                                    --------

WHEREAS, PwCES and PricewaterhouseCoopers LLP ("PwC") on the one hand, and Equifax Inc. ("Equifax") on the other hand entered into (a) that certain Finance and Accounting Business Process and Support Services Agreement, dated as of June 4, 1999 (the "F&A Agreement"), and (b) that certain Human Resources Business Process and Support Services Agreement, dated as of June 4, 1999 (the "HR Agreement" and together with the F&A Agreement, the "Services Agreements");

WHEREAS, pursuant to the Services Agreements, PwCES performs for Equifax, including its Payment Services Division, certain business process and support services, including business process design, improvement, operation, management and support, as well as related ancillary services;

WHEREAS, the parties intend for PwCES to increase the efficiency and cost effectiveness of such business process and support services, to improve the performance and delivery of such business process and support services and to identify and apply techniques, tools and technologies that would improve the provision of such business process and support services;

WHEREAS, PwCES, PwC and Equifax twice amended each of the Services Agreements as follows: (a) on June 11, 1999, and (b) June 30, 2001 (the "Amendments");

WHEREAS, in addition to the Amendments, PwCES, PwC and Equifax have entered into various Change Orders affecting certain provisions of the Services Agreements;

WHEREAS, Equifax intends to spin-off its Payment Services Division effective July 1, 2001, into a new entity named Certegy Inc. ("Certegy"), and thereafter distribute Certegy stock on a pro-rated basis to Equifax shareholders (the "Spin Distribution"); and

WHEREAS, the parties desire to consolidate, amend and restate the rights and obligations set forth in the Services Agreements to reflect the Amendments, the Change Orders and changes resulting from the spin-off of the Payment Services Division.

NOW, THEREFORE, in consideration of the covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Services Agreements, Amendments and all Change Orders thereto executed up to the date of this Agreement are, subject to
Section 19.03, hereby superceded, amended and restated in their entirety to read as follows.

                             ARTICLE 1. DEFINITIONS

The following terms, when used in this Agreement with initial capital letters, shall have the respective meanings set forth in this Article.

1.01     Account Executive. The term "Account Executive" means the individual
         ------- ---------
         appointed by each party to act (i) as the primary point of contact with the other party in dealing with each party's obligations under this Agreement and (ii) in the case of PwCES, as the executive in charge of overseeing the provision of the Services.

1.02     Additional Services. The term "Additional Services" means the tasks,
         ---------- --------
         functions and projects outside the scope of the Continuing Services that PwCES may provide to Equifax on terms to be mutually agreed upon and set forth in a Change Order.

1.03     Affiliate. The term "Affiliate" means, with respect to a party, any
         ---------
         entity at any tier that controls, is controlled by, or is under common control with that party, and with respect to PwCES, any entity (whether or not incorporated) that carries on business under a name that includes all or part of the PricewaterhouseCoopers name or is otherwise within (or connected or associated with an entity within), or is a correspondent firm of, the worldwide network of PricewaterhouseCoopers firms. For purposes of this definition, the term "control" (including with correlative meanings,

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         the terms "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise.

1.04     Agreement. The term "Agreement" means this Amended and Restated Master
         ---------
         Services Business Process and Support Services Agreement and all Sets of Exhibits attached hereto and incorporated herein by this reference.

1.05     Ancillary Services. The term "Ancillary Services" means the tasks,
         ------------------
         functions and projects that (i) are outside the scope of the Continuing Services, (ii) relate to the Services and affect PwCES's provision of Services (including, for example, services provided by a Third Party Provider whose relationship with Equifax is managed by PwCES pursuant to this Agreement) and (iii) may be provided to Equifax by PwCES on terms to be mutually agreed upon and set forth in a Change Order.

1.06     Assumptions. The term "Assumptions" means the circumstances, metrics,
         -----------
         principles, financial data, standards, computer systems, platforms and general information disclosed by Equifax or used by PwCES as a basis for determining the scope of Services, Service Levels and Charges, as set forth in Exhibit 16.

1.07     Base Charge. The term "Base Charge" means the amount PwCES shall charge
         -----------
         to Equifax for the provision of Continuing Services at the Baseline levels, excluding any (i) Incremental Charge or Incremental Credit relating to such Services and (ii) Charges for Additional Services, Ancillary Services or Termination Services, as set forth in Exhibit 1.

1.08     Baseline. The term "Baseline" means the base amount of a Service to be
         --------
         provided by PwCES to Equifax with respect to the Continuing Services as set forth in Exhibit 1, excluding (i) any incremental Service generating Incremental Charges or Incremental Credits or (ii) Additional Services, Ancillary Services or Termination Services.

1.09     Change Control Procedure. The term "Change Control Procedure" means the
         ------------------------
         procedure set forth in Section 3.10 for (i) increasing, decreasing or amending (a) a Service beyond the Threshold Limits, (b) a Service Level or (c) the Charges or (ii) adding Additional Services or Ancillary Services.

1.10     Change of Control. The term "Change of Control" with respect to a party
         -----------------
         means any (i) consolidation or merger of such party or any entity that possesses directly or indirectly the power to direct or cause the direction of the management and policies of such party, whether through the ownership of voting securities, by trust, management, agreement, contract or otherwise (each, a "Party Company") with or into another entity or entities (whether or not such Party Company is the surviving entity), excluding any such consolidation or merger with or into an Affiliate of such party, (ii) any sale or transfer by any Party Company of all or substantially all of its assets (excluding any such sale to an Affiliate), (iii) any sale, transfer or issuance or series of sales, transfers or issuances of shares or other equity interests of any Party Company by such Party Company or the equity holders thereof, as a result of which one equity holder, or a group of equity holders acting in concert, possess the voting power (under ordinary circumstances) to elect a majority of such Party Company's board of directors (or other equivalent managing group) or (iv) the bankruptcy, liquidation or dissolution of a Party Company. Notwithstanding the foregoing, no transaction of the type described in clauses (i), (ii) or (iii) of this Section shall constitute a Change of Control if, as of immediately following such transaction, the equity holders of a party that possess the voting power (under ordinary circumstances) to elect a majority of such party's board of directors (or other equivalent managing group) as of immediately prior to such transaction continue to own (directly or indirectly through one or more Party Companies) a sufficient amount of the outstanding capital stock or equity interests of each Party Company possessing the voting power (under ordinary circumstances) to elect a majority of such Party Company's board of directors (or other equivalent managing group).

1.11     Change Order. The term "Change Order" means a document (i) increasing,
         ------------
         decreasing or amending (a) a Service beyond the Threshold Limits, (b) a Service Level or (c) the Charges or (ii) adding Additional Services or Ancillary Services, as executed pursuant to the Change Control Procedure, in substantially the form set forth in Exhibit 15.

1.12     Charges. The term "Charges" means, collectively, the (i) Base Charges,
         -------
         (ii) Incremental Charges, (iii) charges for Additional Services, Ancillary Services and Termination Services and (iv) any other charges provided under this Agreement, as set forth in Exhibit 1 and Change Orders.

1.13     Commencement Date. The term "Commencement Date" means the date on which
         -----------------
         PwCES begins to provide Services to Equifax or its Affiliates, as agreed upon by the parties, and as set forth in Exhibit 7. There may be a separate Commencement Date for each of Equifax or its Affiliates, for a particular Service or set of Services. Except where the context dictates otherwise, the Commencement Date shall be the applicable Commencement Date for Equifax or its Affiliates.

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1.14     Continuing Services. The term "Continuing Services" means (i) a task,
         ---------- --------
         function or project or (ii) a set of related tasks, functions or projects, to be performed by PwCES on a continuing basis, as set forth in Exhibit 2, and tasks and functions not specifically described in
         Exhibit 2 that (a) were being performed by a Transitioned Employee prior to the Commencement Date or by an employee of Equifax that is not a Transitioned Employee but whose job responsibilities are described in
         Exhibit 2 (and not by a Third Party Provider) and (b) are required for and are incidental and directly related to the proper performance of such Continuing Services.

1.15     Critical Service Level. The term "Critical Service Level" means any
         -------- ------- -----
         Service Level identified in Exhibit 2 or a Change Order as a Critical Service Level.

1.16     Dispute. The term "Dispute" means any dispute, controversy or claim,
         -------
         including, without limitation, situations or circumstances in which the parties are required to mutually agree on additions, deletions or changes to terms, conditions or Charges, arising out of, or relating to, this Agreement.

1.17     Dispute Resolution Process. The term "Dispute Resolution Process" means
         ------- ---------- -------
         the process for resolving Disputes set forth in Articles 12 and 13.

1.18     Equifax. The term "Equifax" means Equifax Inc. and, unless context
         -------
         dictates otherwise, its Affiliates receiving Services under this Agreement. Exhibit 7 sets forth the list of the Affiliates of Equifax, the operations and the locations for which Services will be provided as of the Commencement Date.

1.19     Equifax Data. The term "Equifax Data" means (i) all data and
         ------- ----
         information provided or submitted by Equifax in connection with the Services and (ii) all such data and information processed or stored, and/or then provided to Equifax, as part of the Services, including, without limitation, data contained in forms, reports and other similar documents provided by PwCES as part of the Services.

1.20     Equifax Selected Employees. The term "Equifax Selected Employees" means
         ------- -------- ---------
         employees of Equifax to whom employment will be offered by PwCES as listed in Exhibit 6 and pursuant to the terms set forth in the Hiring Plan.

1.21     Equifax Software. The term "Equifax Software" means any computer
         ------- --------
         programs (including, without limitation, applications, utilities and operating systems software) owned or licensed by Equifax that will be used by PwCES in providing Services under this Agreement, as set forth in Exhibit 9.

1.22     Exhibit. The term "Exhibit" means an attachment to this Agreement as
         -------
         such attachment may be amended from time to time, each one of which is incorporated herein by this reference. Except where otherwise noted, a reference in this Agreement to a specific numbered Exhibit shall be construed to refer to such numbered Exhibit in each of the Sets of Exhibits attached hereto.

1.23     Hiring Plan. The term "Hiring Plan" means the plan, set forth in
         ------ ----
         Exhibit 6, containing the terms and conditions by which PwCES will (i) offer employment to and hire Equifax Selected Employees and (ii) employ and compensate Transitioned Employees.

1.24     Impairment of Independence. The term "Impairment of Independence" means
         ---------- -- ------------
         the occurrence or existence of any event or circumstance that PwCES or its Affiliates determines, in its sole but good faith judgment, that, as a result of the Services provided or to be provided under this Agreement, is inconsistent with (i) the obligations of PwCES or its Affiliates under the Code of Professional Ethics of the AICPA, (ii) any law, rule or regulation, or guideline or policy of any third party, applicable to PwCES or its Affiliates, including, without limitation, those of the Securities and Exchange Commission of the United States or
         (iii) guidelines and policies of PwCES or its Affiliates that relate to audit independence or otherwise interpret any such law, rule, regulation, guideline or policy.

1.25     Incremental Charge. The term "Incremental Charge" means, with respect
         ----------- ------
         to any particular Service, an increase, as set forth in Exhibit 1, to be applied on a monthly basis to the Base Charge as a result of the quantity of such Service exceeding the applicable Baseline, but within the Threshold Limits as provided in Section 3.05a.

1.26     Incremental Credit. The term "Incremental Credit" means, with respect
         ----------- ------
         to any particular Service, a decrease, as set forth in Exhibit 1, to be applied on a monthly basis, to the Base Charge as a result of the quantity of such Service falling below the applicable Baseline, but within the Threshold Limits as provided in Section 3.05a.

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1.27     Inflation Adjustment Index. The term "Inflation Adjustment Index" means
         --------- ---------- -----
         the inflation index set forth in Exhibit 1.

1.28     Information System. The term "Information System" means the information
         ----------- ------
         system described in Exhibit 3.

1.29     Information System Implementation Plan. The term "Information System
         ----------- ------ -------------- ----
         Implementation Plan" means the implementation plan for the Information System, as set forth in Exhibit 3, that describes the milestones, estimated time line, responsibilities and processes for analysis, design, development and implementation of the Information System.

1.30     Key Personnel. The term "Key Personnel" means those Equifax Selected
         --- ---------
         Employees and contractors identified as such in Exhibit 6.

1.31     Key PwCES Employees. The term "Key PwCES Employees" means the PwCES
         --- ----- ---------
         employees set forth in Exhibit 6.

1.32     Operating Level Agreements. The term "Operating Level Agreement" means
         --------- ----- ----------
         that level of service that Equifax shall provide in performing certain of its responsibilities upon which PwCES is reliant in providing Services, as set forth in Exhibit 2-C and Exhibit 10.

1.33     Performance Bonuses. The term "Performance Bonuses" means those bonuses
         ----------- -------
         to be given to PwCES as set forth in Exhibits 1-F and 2-C.

1.34     Performance Credits. The term "Performance Credits" means those credits
         ----------- -------
         to be given to Equifax as set forth in Exhibits 1-F and 2-C.

1.35     Pool of Resources. The term "Pool of Resources" means the number of
         ---- -- ---------
         full-time equivalents set forth in Exhibit 1.

1.36     PwCES.  The term "PwCES" means PwCES LLC.
         -----

1.37     PwCES Products. The term "PwCES Products" means PwCES Software and any
         ----- --------
         hardware, software or firmware that PwCES uses to provide the Services, except for any hardware, software or firmware that is a Transferred Asset, Equifax Software or the subject of a Transferred Agreement.

1.38     PwCES Software. The term "PwCES Software" means any computer programs
         ----- --------
         (including, without limitation, applications, utilities and operating systems software) or databases developed or owned by PwCES and used by PwCES in providing the Services, as set forth in Exhibit 8.

1.39     Service. The term "Service" means (i) a task, function or project or
         -------
         (ii) a set of related tasks, functions or projects to be performed by PwCES, as set forth in Exhibit 2, including Continuing Services, Additional Services, Ancillary Services and Termination Services.

1.40     Service Level. The term "Service Level" means, with respect to any
         ------- -----
         Service, the minimum quality and level of service required for that Service, as set forth in Exhibit 2.

1.41     Services Oversight Committee. The term "Services Oversight Committee"
         -------- --------- ---------
         means the committee, comprised of management personnel of both PwCES and Equifax assigned under the terms of Article 6 that shall be authorized and responsible for (i) generally overseeing the performance of this Agreement, (ii) making strategic and tactical decisions in respect of the establishment, budgeting and implementation of priorities and plans with respect to the Services and (iii) monitoring and resolving Disputes in accordance with Article 12.

1.42     Set of Exhibits. The terms "Set of Exhibits" and "Exhibit Set" means a
         --- -- --------
         set of Exhibits entered into contemporaneously for a particular set of Services. As of the date of this Agreement, there are two Sets of Exhibits (Human Resources and Finance and Accounting).

1.43     Termination Charge. The term "Termination Charge" means the charge
         ----------- ------
         payable by Equifax to PwCES as set forth in Exhibit 1.

1.44     Termination Provisions. The term "Termination Provisions" means those
         ----------- ----------
         provisions relating to the termination of this Agreement, as set forth in Exhibit 11.

1.45     Termination Services. The term "Termination Services" means the tasks
         ----------- --------
         and functions PwCES is to perform in

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         anticipation of and following the termination or expiration of this
         Agreement in order to achieve an orderly transfer of Services from PwCES to Equifax or to Equifax's designee, as set forth in Exhibit 11.

1.46     Territory. The term "Territory" means the geographic locations set
         ---------
         forth in Exhibit 2.

1.47     Third Party Agreement. The term "Third Party Agreement" means an
         ----- ----- ---------
         agreement set forth in Exhibit 19 pursuant to which a Third Party Provider provides services to Equifax.

1.48     Third Party Provider. The term "Third Party Provider" means any of
         ----- ----- --------
         Equifax's third party providers of services.

1.49     Third Party Software. The term "Third Party Software" means any
         ----- ----- --------
         computer programs (including, without limitation, applications, utilities and operating systems software) or databases, along with their supporting documentation, that are used under a license by PwCES from a third party to provide the Services, as set forth in Exhibit 18.

1.50     Threshold Limit. The term "Threshold Limit" means, with respect to a
         --------- -----
         Service, the maximum increase or decrease in the quantity of a Service provided to Equifax from the Baseline that PwCES shall undertake without the need for a Change Order, as set forth in Exhibit 1.

1.51     Transferred Agreements. The term "Transferred Agreements" means those
         ----------- ----------
         licenses of software and all other agreements between Equifax and a third party set forth in Exhibit 4 that Equifax is to assign to PwCES and that PwCES is to assume under this Agreement.

1.52     Transferred Assets. The term "Transferred Assets" means the equipment,
         ----------- ------
         furnishings and other assets set forth in Exhibit 4 to be transferred by Equifax to PwCES for the provision of the Services.

1.53     Transitioned Employees. The term "Transitioned Employees" means those
         ------------ ---------
         Equifax Selected Employees who accept PwCES's offer of employment and are hired by PwCES, as set forth in Exhibit 6.

1.54     Transition Period. The term "Transition Period" means the period
         ---------- ------
         beginning on the Commencement Date and continuing as set forth in the Transition Plan.

1.55     Transition Plan. The term "Transition Plan" means the document setting
         ---------- ----
         forth anticipated time lines and general activities of each of PwCES and Equifax during the transition of the tasks, functions and projects addressed by the Services from Equifax to PwCES, as set forth in
         Exhibit 5.

1.56     WARN Act. The term "WARN Act" means the Worker Adjustment and
         --------
         Retraining Notification Act of 1988, as amended, and any similar foreign, state or local law, regulation or ordinance.

                                 ARTICLE 2. TERM

         This Agreement shall continue until August 2, 2009, unless terminated earlier in accordance with the terms of this Agreement. This Agreement shall automatically be renewed for two (2) year periods under the then-current terms and conditions, unless a party shall have provided written notice to the other party at least one (1) year before the expiration of the then-current term of its intention not to renew.

                               ARTICLE 3. SERVICES

3.01     In General.
         -- -------

          a. Subject to Section 3.01b, PwCES shall be the exclusive provider in the Territory to Equifax and its Affiliates of Equifax's and its Affiliates' requirements for the services described as Continuing Services in Exhibit 2 for a particular Set of Exhibits. In addition, subject to Section 3.01b, for a particular Set of Exhibits, PwCES shall have the right to be the exclusive third party provider of such services for the requirements of any entity that becomes an Affiliate of Equifax in the Territory after July 1, 2001 (except to the extent such Affiliate was under contract (including any extensions thereof) with a third party with respect to such services prior to the date such entity became an Affiliate of Equifax), provided (i) PwCES is in substantial compliance with the Service Levels at the time such entity becomes an Affiliate of Equifax and (ii) that the transition of such services to PwCES is commercially reasonable and feasible for Equifax and such Affiliate. Subject to Section 3.01b, if the parties are unable to agree upon the pricing and other terms and conditions regarding the provision of Services to such Affiliate of Equifax, such Affiliate of Equifax may seek to negotiate with another service provider; provided, however, PwCES shall have a right of first refusal with respect to the offer made by such other service provider.

          b. Notwithstanding any other provision of this Agreement, PwCES's right to be the exclusive provider or third party provider for services described in Exhibit 2 as Continuing Services as provided in Section 3.01a, and PwCES's right of first refusal as specified in Section 3.01a, shall be applicable only to such services in Exhibit 2 of Exhibit Set "A" (Human Resource functions) hereunder, unless Exhibit 2 of a subsequent Set of Exhibits for other such services specifically provides that PwCES is the exclusive provider or third party provider, as applicable, of such services thereunder.

3.02      Services. Beginning on the Commencement Date, PwCES shall provide the
          --------
          Services as set forth in Exhibit 2 or any Change Order. The responsibilities of PwCES and Equifax with respect to the Services are set forth in Exhibit 2 or the applicable Change Order.

3.03      Transition Period.
          ---------- ------

          During the Transition Period, the parties shall:

               (i)       Work together to implement the Transition Plan; and

               (ii) Develop and refine Baselines, Services, Service Levels, Threshold Limits, Operating Level Agreements and Charges to be applicable after the Transition Period and negotiate in good faith Change Orders reflecting such changes; provided, however, except as otherwise mutually agreed upon by the parties in writing, any increases in Charges, and any reductions in Baselines and Threshold Limits, as a result of such development and refinement during the Transition Period, shall be made only if and to the extent they relate to (a) an incorrect Assumption that arises out of inaccurate information provided by Equifax or a failure of Equifax to provide to PwCES information Equifax has and that is requested by PwCES or (b) a mutual mistake by the parties. In the event that the parties are unable to agree on such Change Orders during the Transition Period, the matter shall be resolved through the Dispute Resolution Process.

3.04      Service Levels.
          ------- ------

          a.   Existing Services. During the Transition Period, PwCES shall
               -----------------
               provide the Services consistent with the manner in which the tasks, functions or projects addressed by the Services were delivered by Equifax prior to the Commencement Date or as mutually agreed upon and set forth in Exhibit 2. In those instances where there is neither sufficient nor historical data available to establish Service Levels, the parties shall mutually agree and establish such Service Levels during the Transition Period. After the Transition Period, PwCES shall provide the Services consistent with the Service Levels as mutually agreed upon and as set forth in Exhibit 2, which in no event shall be less than the manner in which the services were provided by Equifax prior to the Commencement Date.

          b.   Future Services. With respect to Additional Services and
               ---------------
               Ancillary Services provided by PwCES during the term of this Agreement, PwCES shall provide such Services in accordance with the Service Levels to be set forth in Exhibit 2, or in accordance with other mutually agreed standards.

          c.   Review. Beginning the earlier of (i) July 1, 2003 and (ii) the
               ------
               date that the Information System is in day-to-day operation, and every two (2) years thereafter, during the term of this Agreement, the parties shall meet and evaluate the Service Levels and the need to revise them.

          d.   Reporting. PwCES shall report to Equifax regarding the
               ---------
               performance of the Services relative to the Service Levels according to the guidelines set forth in Exhibit 2.

          e.   Performance Credits. If PwCES fails to meet a Critical Service
               -------------------
               Level for any one (1) month period, or if PwCES fails to meet any other Service Level for three (3) consecutive months, Equifax shall be entitled to the Performance Credits set forth in Exhibit 1.

          f.   Performance Bonuses. After the first benchmarking pursuant to
               -------------------
               Section 3.04h, the parties shall negotiate in good faith regarding the use and amount of Performance Bonuses if PwCES exceeds certain Critical Service Levels as set forth in Exhibit 1.

          g.   Service Level Analysis and Resolution. Upon notice from Equifax
               ------- ----- -------- --- ----------
               of PwCES's failure to meet a Service Level, PwCES shall as soon as reasonably practicable (i) perform an analysis to identify the cause of such failure, (ii) provide Equifax with a report thereon and the procedure for correcting the failure and (iii) provide reasonable assurances to Equifax that the failure shall not recur.

          h.   Benchmarking. PwCES shall improve the quality of the Services
               ------------
               during the term of this Agreement. Beginning September 1, 2001, and every two (2) years thereafter, the parties shall cause an independent third party (the "Benchmarker") to conduct a benchmark study of the primary Services, as determined by the Services Oversight Committee, to assess the quality of the Services. The Benchmarker may not be any entity listed on Exhibit
               17. If there is any Dispute regarding the Services to be benchmarked, the parties shall focus the benchmark study on the Services related to the Critical Service Levels. For the first benchmarking conducted pursuant to this section, the Services Oversight Committee shall instruct the Benchmarker to review that portion of the services provided by PwCES under the Services Agreements for the period from August 2, 1999 forward that are related to the Services. The fees of the Benchmarker shall be shared equally by the parties. Using consistent methodologies and, to the extent reasonably possible, objective measurements, the Benchmarker shall evaluate each specified Service with regard to Charges and performance (including quality of service) and shall compare the same to similar services provided to other companies in the Territory of a size similar to that of Equifax by service providers that have made investments similar to those made by PwCES with respect to the Services (or, if the service providers included in the study have not made investments similar to those made by PwCES, appropriate adjustments shall be made by the Benchmarker to account for the difference in investments). If the benchmark study shows that the level of performance being achieved by PwCES in relation to the Charges (the "Performance/Price Ratio") for each of the Services is not above the average Performance/Price Ratio of the other companies in the study, then the Services Oversight Committee shall determine, within forty-five (45) days after release of the benchmark study, what changes, if any, should be made to the Services or Charges and by when such changes should be made. If the Services Oversight Committee is unable to agree on the changes, if any, to be made to the Services or Charges or when such changes should be made, the matter shall be submitted to the Dispute Resolution Process. The cost of implementing such changes shall be borne by PwCES, except to the extent that the parties agree that PwCES will employ significant new technologies to implement such changes, in which case the parties shall negotiate in good faith a Change Order that reflects the parties' agreement to share in the cost of the employment of those significant new technologies. If Equifax fails to implement a reengineering project as described in Section 3.13, which project is commercially reasonable in light of the circumstances, and such failure is the cause of PwCES's Performance/Price Ratio falling below the average described above for a particular Service, then this
               Section 3.04h shall not apply to such Service.

3.05      Changes in Services. Following the Transition Period:
          -------------------

          a.   Within Threshold. If the increase, decrease or change from the
               ----------------
               Baseline is within the Threshold Limits for the specific Continuing Service in question, then PwCES shall increase or decrease the Charges for that Service by the Incremental Charge or Incremental Credit, as the case may be, as specified in
               Exhibit 1, or if not specified in Exhibit 1, the parties shall promptly negotiate the terms of a Change Order to specify an appropriate increase or decrease.

          b.   Beyond Threshold. If the increase, decrease or change from the
               ----------------
               Baseline exceeds the Threshold Limits, then the parties shall promptly negotiate the terms of a Change Order, subject to
               Section 4.07a and Exhibit 1. The Change Order shall specify, among other things, the adjustment to the Base Charge for the Service in question.

          c.   Requirements. If either party reasonably determines that the
               ------------
               quantity of a Continuing Service has materially increased, decreased or otherwise changed beyond the Baseline, such party shall notify the other party.

          d.   Change Order. Where a Change Order reflecting the changes
               ------------
               described in this Section is required, the parties shall negotiate the terms of such Change Order in good faith. If the parties are unable to mutually agree on the appropriate terms of a Change Order (including without limitation any change to the Charges), then the matter shall be submitted to the Dispute Resolution Process.

3.06     Additional Services and Ancillary Services. At Equifax's request, PwCES
         --------------------------------------
         may provide Additional Services and Ancillary Services. The parties shall negotiate in good faith to establish and mutually agree upon the terms of a Change Order, including, without limitation, the scope of Services, Service Levels and Threshold Limits (if applicable), and Charges pertaining to the Additional Services and Ancillary Services. Equifax acknowledges that PwCES may be able to increase the efficiency and cost-effectiveness of the Services and to improve the performance and delivery of the Services by providing Ancillary Services to Equifax. With respect to any proposed Ancillary Services that Equifax or any Affiliate of Equifax seeks to have provided by a third party, PwCES shall have the right to bid on the provision of such Ancillary Services.

3.07      Third Party Agreements. PwCES shall administer and coordinate the
          ----------------------
          Third Party Agreements in accordance with their terms. PwCES shall provide Equifax with reasonable notice of any renewal, termination or cancellation dates and fees in respect of the Third Party Agreements. Upon the mutual written agreement of PwCES and Equifax, Equifax shall, to the extent permitted by a Third Party Agreement, modify, terminate or cancel any such agreement, and PwCES shall not renew, terminate or cancel any Third Party Agreement without the prior written consent of Equifax. Any modification, termination or cancellation fees or charges imposed upon Equifax in connection with any such modification, termination or cancellation shall be paid by Equifax, unless otherwise agreed upon by the parties in writing. Except with respect to those Third Party Agreements identified as "restricted" on Exhibit 19, if PwCES requests that certain Third Party Agreements be modified, terminated or cancelled and offers to pay any modification, termination or cancellation fees or charges imposed upon Equifax in connection with any such modification, termination or cancellation and Equifax fails to so modify, terminate or cancel, then the parties shall negotiate in good faith a Change Order reflecting appropriate adjustments in Charges, Service Levels and other performance obligations under this Agreement; provided, however, this sentence shall not apply if PwCES requires Equifax to use a Third Party Provider and Equifax is unable to obtain from such Third Party Provider commercially reasonable terms and conditions. Equifax, and not PwCES, shall be responsible for Equifax's performance under the Third Party Agreements and liable to Third Party Providers under the Third Party Agreements for any breach thereof by Equifax, except to the extent PwCES causes such breach. Each of PwCES and Equifax shall promptly inform the other of any breach in connection with any Third Party Agreement that would give rise to a termination right or liability, and any misuse or fraud in connection with any Third Party Agreement of which a party becomes aware, and the parties shall cooperate with each other to prevent or stay any such breach, misuse or fraud. Subject to Article 15, any penalties or charges (including amounts due to a third party as a result of a party's failure to promptly notify the other party pursuant to the preceding sentence), associated taxes, legal expenses and other incidental expenses incurred by a party as a result of the other party's non-performance of its obligations under this Section with respect to a Third Party Agreement shall be paid by the nonperforming party. Subject to Article 15, any damages incurred by Equifax as a result of PwCES's non-performance of its obligations under this Section with respect to a Third Party Agreement shall be paid by PwCES, except to the extent such damages arise out of commercially unreasonable terms and conditions in such Third Party Agreement. To the extent permitted by a Third Party Agreement, and as requested by PwCES, Equifax shall appoint PwCES as its agent for all matters pertaining to the Third Party Agreements and promptly notify the appropriate Third Party Providers of such appointment. If a written agreement between Equifax and a Third Party Provider that provides services relating to the Services during the term of this Agreement is located or created, PwCES shall have the right to add to Exhibit 19 any such agreements.

3.08      Disbursements. Beginning on the Commencement Date, PwCES shall (i)
          -------------
          receive all invoices submitted by the Third Party Providers pursuant to the Third Party Agreements, (ii) review and correct any errors in any such invoices, (iii) submit such invoices to Equifax for final authorization, (iv) pay such invoices within a reasonable period of time after receiving such authorization and prior to the due date and
          (v) be responsible for any late fees with respect to such third party invoices (except to the extent such late fees are incurred because of an action or failure to act by Equifax that affects PwCES's ability to pay such invoices on a timely basis). Equifax shall be responsible for any amounts due or payable before the Commencement Date for or in connection with the Third Party Agreements; provided however, that if PwCES receives an invoice relating to such amounts and fails to submit such invoice to Equifax in a timely manner, then PwCES shall be responsible for any late fees in respect of such invoice (except to the extent such late fees are incurred because of an action or failure to act by Equifax that affects PwCES's ability to submit such invoices on a timely basis).

3.09      Termination Services. PwCES shall make available to Equifax the
          --------------------
          Termination Services under the terms and conditions set forth in
          Exhibit 11. If Equifax elects to engage a third party to provide services after termination or expiration of this Agreement, then Equifax shall include in its contract with such third party that such third party (i) shall execute a confidentiality agreement in substance the same as is set forth in the form attached in Exhibit 15, to protect PwCES's and its Affiliates' and contractors' proprietary and confidential information and (ii)shall agree in writing not to solicit, for a period of two (2) years, any of PwCES's or its Affiliates' partners, employees or agents that become known to such third party as a result of the transition of the Services from PwCES to such third party.

3.10      Change Control Procedures. In the event that either party wishes (i) a
          -------------------------
          change within the scope of the Services, Baselines, Service Levels or priorities or (ii) a change to the Charges or Exhibits, such requesting party's Account Executive or his or her designee shall submit a written proposal to the other party's Account Executive describing such desired change. Such party's Account Executive shall review the proposal and reject or accept the proposal in writing within a reasonable period of time, but in no event more than thirty
          (30) days after receipt of the proposal. In the event that the proposal is rejected, the writing shall include the reason for rejection. In the event that the proposal is accepted, the parties shall mutually agree on the changes to be made to this Agreement. The additional or modified Charges, terms and conditions (if any) shall be made only in a written Change Order signed by the Account Executive of each of the parties or his designee (authorized in writing by the applicable party). Notwithstanding the foregoing, if the need for an emergency change arises, either party's Account Executive or his or her designee shall submit a request for such change to the other party's Account Executive and PwCES shall, subject to the other terms and conditions of this Agreement, use commercially reasonable efforts to implement such change promptly and the parties shall thereafter agree upon a Change Order within two (2) business days of such submission.

3.11      PwCES's Responsibilities. In addition to any specific tasks, functions
          ------------------------
          or projects for which PwCES is given responsibility as Services in this Agreement and relevant Exhibits, PwCES shall perform the following responsibilities during the term of this Agreement.

          a.   Employees, Agents and Contractors. In the event that Equifax
               ---------  ------ --- -----------
               reasonably and in good faith determines that it is not in the best interests of Equifax for any PwCES employee, agent or contractor to continue in his/her capacity in the provision of the Services, then Equifax shall give PwCES written notice specifying the reasons for its position and requesting that such employee, agent or contractor be replaced. PwCES shall immediately investigate the matters stated in such notice and, if it determines that Equifax's concerns are reasonable and not unlawful, PwCES shall replace such employee, agent or contractor. In addition, upon written notice from Equifax, PwCES shall use reasonable efforts to replace any PwCES employee, agent or contractor who Equifax reasonably believes represents a material risk to Equifax's business, property or personnel.

          b.   Facilities. PwCES shall provide those employees, agents and
               ----------
               contractors of Equifax who are reasonably required to be located on PwCES's premises with access to and use of space, office furnishings, janitorial service, telecommunications service, data processing services, utilities (including heating) and office-related equipment, supplies, and duplicating services in connection with the performance of the Services (all such space, furnishings, equipment, supplies, utilities and services to be consistent with those that PwCES provides its own comparable employees). Equifax shall, and shall cause its agents and contractors to, abide by PwCES's policies and guidelines while on PwCES's premises.

          c.   Operating Level Agreements. PwCES shall provide notice to Equifax
               --------------------------
               of (i) a failure by Equifax or any third party retained by, or under control of, Equifax, to provide hardware, software, services, data or materials that Equifax or such third party is required to provide to PwCES under this Agreement and that PwCES requires to perform the Services or (ii) a failure by Equifax to timely and accurately perform its responsibilities as set forth in this Agreement, including, without limitation a failure to comply with an Operating Level Agreement, in each case within ten
               (10) days of becoming aware that such failure is adversely affecting its ability to perform in accordance with the terms of this Agreement. If PwCES fails to provide such notice, then such failure shall not relieve PwCES of its obligations to perform the Services in accordance with this Agreement until such notice is provided to Equifax.

          d.   Consent. Unless otherwise specified herein, PwCES shall not
               -------
               unreasonably withhold or delay any consent, approval or response requested by Equifax under this Agreement.

          e.   Improvements. PwCES acknowledges Equifax's desire for PwCES to
               ------------
               increase the efficiency and cost-effectiveness of the Services, and to improve the performance and delivery of the Services, throughout the term of this Agreement.

          f.   Records. PwCES shall (i) maintain tools and procedures necessary
               -------
               to accurately monitor compliance with the Service Levels and (ii) prepare and maintain detailed records regarding its compliance with the Service Levels and the determination and application of Performance Bonuses and Performance Credits. Upon reasonable request, PwCES shall provide Equifax with information and reasonable access to such tools and procedures and the records relating thereto for purposes of verification of the Service Levels. Equifax acknowledges that certain tools, procedures and records do not exist as of the Commencement Date, but will be developed during the Transition Period.

          g.   Correction of Errors. At PwCES's expense, PwCES shall promptly
               --------------------
               correct any errors or inaccuracies in the Equifax Data, reports, payments and other output produced by PwCES as result of providing the Services, to the extent such errors or inaccuracies were caused by Services provided by PwCES, its Affiliates or its or their respective agents or contractors under this Agreement. This provision shall not limit Equifax's right to recover, in accordance with this Agreement, damages incurred by Equifax.

          h.   Agreements and Assets. Subject to Equifax obtaining any required
               ---------------------
               consents or approvals, PwCES shall assume all Transferred Agreements and shall purchase and acquire all Transferred Assets on the dates and for the purchase price set forth on Exhibit 4.

          i.   Licenses. PwCES shall use commercially reasonable efforts to
               --------
               negotiate licenses for Third Party Software that include a right to assign or transfer to Equifax, without additional payments by Equifax (or to minimize additional payments), such licenses (and related maintenance agreements) upon expiration or termination of this Agreement.

          j.   Internal Controls. During the term of this Agreement, PwCES shall
               -----------------
               maintain an appropriate level of internal controls to timely, completely and accurately record transactions and to reasonably safeguard Equifax assets. At such time as PwCES provides services to any other customer using the same systems and processes as are used to provide the Services, PwCES shall have an independent public accounting firm perform, at no cost to Equifax, an annual third party review, as defined in accordance with SAS # 70, of the facility from which the Services are provided. For purposes of the foregoing sentence, Certegy shall not be considered an "other customer"; provided however, in the event that an independent third party determines that a SAS # 70 review is required, Certegy shall from that time forward be considered an "other customer" for purposes of the foregoing sentence. The control objectives of any SAS # 70 review shall be mutually agreed by the parties.

          k.   Compliance. PwCES shall perform the Services in compliance with
               ----------
               applicable laws, rules and regulations, and the provisions of the documents governing the benefit plans covered by Exhibit 2 of Exhibit Set A (Human Resource functions).

          l.   Projects. PwCES will complete the development and implementation
               --------
               of those organizational projects, software projects, technical projects and other implementation projects that are (i) in progress as of the Commencement Date (if any) and (ii) described in Exhibit 13 as PwCES's responsibility, in a manner consistent with Equifax's pre-existing implementation plans, and as set forth in such Exhibit 13. Equifax and PwCES shall cooperate with each other in providing access to personnel and facilities, and in providing the resources necessary to complete such projects. Any additional costs and expenses associated with the completion of such projects beyond the use of Transitioned Employees shall be at Equifax's sole expense. Except in connection with such pre-existing implementation plans, any new technology or material changes to existing technology that may affect the provision of Services shall not be implemented by Equifax without PwCES's prior written approval.

3.12      Equifax's Responsibilities. In addition to any specific tasks,
          --------- ----------------
          functions or projects for which Equifax is given responsibility in this Agreement and relevant Exhibits, Equifax shall perform the following responsibilities during the term of this Agreement.

          a.   Affiliates of Equifax. Equifax shall cause its Affiliates,
               ---------------------
               although not signatories hereto, to be bound by the terms and conditions of this Agreement. Any breach of this Agreement by an Affiliate of Equifax shall be deemed a breach by Equifax.

          b.   Agreements, Assets and Software. Equifax shall (i), subject to
               -------------------------------
               obtaining any required consents or approvals, assign all Transferred Agreements and sell, assign and convey all Transferred Assets free of any liens or other encumbrances to PwCES on the dates and for the purchase prices set forth on
               Exhibit 4, (ii) obtain all consents or approvals necessary to allow PwCES and its employees, agents and contractors to use the Equifax Software owned by Equifax and (iii) obtain all consents or approvals necessary to allow PwCES to use Equifax Software licensed by Equifax that is not the subject of a Transferred Agreement. Equifax, with PwCES's reasonable cooperation, shall obtain, at Equifax's cost and expense, all required consents and approvals to permit such assignments, transfers and use. If, however, any required consent or approval is not obtained, unless and until such required consent or approval is obtained, then, as PwCES's sole remedy, the parties shall cooperate with each other in achieving a reasonable alternative arrangement under which PwCES may perform the Services without causing a breach or violation of any Transferred Agreement or any agreement relating to Equifax Software for which a required consent is to be obtained. Such reasonable alternative arrangements may include
               (i) Equifax's retention of certain third party agreements that would otherwise be transferred hereunder or (ii) PwCES's agreement to administer and coordinate such agreements pursuant to Sections 3.07 and 3.08. In addition, it is the parties' intent that such reasonable alternative arrangements shall provide that PwCES and its employees, agents and contractors are able to exercise the rights, including, without limitation, rights with respect to the licensor's maintenance obligations and warranties, PwCES would have had if such Transferred Agreement were assigned to PwCES or if such consents or approvals had been obtained. If such arrangements do not provide such rights, notwithstanding the foregoing, PwCES shall be entitled, as its sole remedy (other than its rights under Sections 17.02(i) and (iii)) for Equifax's failure to obtain such consents or approvals, to appropriate relief in Charges, Services, Service Levels and other obligations under this Agreement; provided, however, that PwCES shall use diligent efforts to mitigate the effects resulting from such events. All required consents and approvals shall provide for (i) the use by PwCES and its employees of the rights under the Transferred Agreements in performing the Services and (ii) if necessary, the continued use by Equifax of the rights under the Transferred Agreements to perform its responsibilities pursuant to this Agreement. Equifax and PwCES shall cooperate in approving the terms and conditions relating to all of the foregoing consents and approvals. Equifax shall be liable for the expenses incurred in obtaining all of the foregoing consents and approvals. PwCES's use of Equifax Software licensed by Equifax will be subject to the restrictions of the third party license agreements with the licensors of such Equifax Software, except to the extent such restrictions prohibit PwCES from using such Equifax Software.

           c.    Facilities. As set forth in Exhibit 12, Equifax shall provide
                 ----------
                 PwCES access to and use of office facilities and operational support services, and access to and use of data processing and telecommunications capabilities, that Equifax currently uses to perform the tasks, functions and projects addressed by the Services. In addition, Equifax shall provide those employees, agents and contractors of PwCES who are reasonably required to be located on Equifax's premises with access to and use of space, office furnishings, janitorial service, telecommunications service, data processing services, utilities (including heating and air conditioning) and office-related equipment, supplies, and duplicating services in connection with the performance of the Services (all such space, furnishings, equipment, supplies, utilities and services to be consistent with those that Equifax provides its own comparable employees). PwCES shall, and shall cause its agents and contractors to, abide by Equifax's policies and guidelines while on Equifax's premises.

           d.    Relocation. If Equifax relocates its current office space or
                 ----------
                 otherwise causes employees, agents or contractors of PwCES to relocate in order to provide any Services, Equifax shall continue to provide the same access, use and support services as referenced above. In the event of such relocation, Equifax shall be responsible at its cost and expense (i) for moving all of the office furnishings of such PwCES personnel to the new location and (ii) for all of PwCES's reasonably necessary costs and expenses of relocating such PwCES personnel to the extent consistent with Equifax's policies regarding the relocation of its own employees.

           e.    Projects. Equifax will complete the development and
                 --------
                 implementation of all organizational projects, software projects, technical projects and other implementation projects that are (i) in progress as of the Commencement Date (if any) and (ii) described in Exhibit 13 as Equifax's responsibility, in a manner consistent with Equifax's pre-existing implementation plans, and as set forth in such Exhibit 13. Equifax and PwCES shall cooperate with each other in providing access to personnel and facilities, and in providing the resources necessary to complete such projects. Completion of such projects shall be at Equifax's sole expense. Except in connection with such pre-existing implementation plans, any new technology or material changes to existing technology that may affect the provision of Services shall not be implemented by Equifax without PwCES's prior written approval.

           f.    Retained Equifax Employees, Consultants and Contractors. Except
                 -------------------------------------------------------
                 as provided in Section 17.01, Equifax shall be responsible in all respects to and for any Equifax employee, consultant or contractor who (i) is not a Transitioned Employee or a consultant or contractor for whom PwCES has expressly assumed responsibility or otherwise engaged pursuant to the terms of this Agreement, (ii) serves as Equifax's Account Executive,
                 (iii) serves on the Services Oversight Committee or (iv) serves as a liaison with PwCES.

           g.    Data and Errors. Equifax shall cooperate with PwCES to address
                 ---------------
                 the resolution of any errors, omissions or deficiencies in any output produced by PwCES as a result of providing the Services and provide PwCES the opportunity to correct such errors, omissions or deficiencies. Upon successful resolution of such errors, omissions or deficiencies, Equifax shall accept the output as completed.

           h.    Permits and Approvals. Equifax shall be responsible for (i)
                 ---------------------
                 obtaining all consents and approvals under agreements to which it is a party or may be bound as necessary for PwCES to perform the Services while on Equifax's premises and (ii) obtaining all permits and approvals from any third party (including, without limitation, government agencies) relating to Equifax's premises and necessary for PwCES to perform the Services while on Equifax's premises.

           i.    Consent. Unless otherwise specified herein, Equifax shall not
                 -------
                 unreasonably withhold or delay any consent, approval or response requested by PwCES under this Agreement.

           j.    Operating Level Agreements. Equifax shall perform its
                 --------------------------
                 obligations consistent with the Operating Level

                 Agreements set forth in Exhibit 2-C and Exhibit 10.

           k.    Equifax Data. During the course of providing the Services,
                 ------------
                 PwCES may find missing values, incorrect values or inconsistencies within the Equifax Data or other problems with Equifax Data. In the event PwCES finds any of the foregoing and provides notice to Equifax thereof, Equifax shall be responsible for providing to PwCES for input by PwCES the correct information with respect to the foregoing; provided, however, this provision shall not apply to the extent the foregoing were created by PwCES. If PwCES requires more than a minor additional amount of resources to correct any of the foregoing, the parties shall negotiate in good faith a Change Order.

           l.    PwCES Assumptions. To the extent they affect the provision of
                 -----------------
                 Services, the timely and correct performance by Equifax of each of the foregoing responsibilities is one of the Assumptions under this Agreement.

3.13       Re-engineering. PwCES may from time to time, including, without
           --------------
           limitation, during the Transition Period, review the operations required to support Equifax and may recommend to Equifax certain re-engineering procedures, processes and tools. When the re-engineering opportunity requires Equifax to modify its methods, practices or policies, PwCES shall (i) present the changes to Equifax, (ii) discuss with Equifax the requirements of implementation and (iii) identify the projected benefits to both Equifax and PwCES. Equifax shall have the opportunity to discuss the proposed changes and to request appropriate modifications prior to granting approval. The parties shall work in good faith to determine the costs, benefits and proper level of commitment by both PwCES and Equifax for implementing such re-engineering projects, and to mutually agree on such terms and conditions to be set forth in a Change Order. Equifax may only refuse or delay implementation of such projects if such projects require significant additional expenditures by Equifax or are inconsistent with Equifax's business strategies. If Equifax fails to approve or adequately implement re-engineering project opportunities (other than those that require significant additional capital expenditures by Equifax), the parties shall negotiate in good faith a Change Order reflecting appropriate adjustments in Charges, Service Levels and other performance obligations under this Agreement; provided, however, this sentence shall not apply if, as part of the re-engineering project, PwCES requires Equifax to use third party software and Equifax is unable to obtain from the vendor of such software commercially reasonable warranties.

3.14       Dependencies. PwCES and Equifax anticipate that the provision of
           ------------
           Services shall have dependencies on the contracts between Equifax and Third Party Providers.

3.15       PwCES's Use of Contractors. PwCES may engage consultants, agents or
           --------------------------
           contractors (including any of its Affiliates) to perform any Service or any task or subtask within the Services; provided, however, that each such consultant, agent and contractor shall agree to be bound
           (i) by the confidentiality provisions, and (ii) the non-solicitation provisions (to the extent such consultant, agent or contractor provides any material Service or any material task or subtask), set forth in this Agreement. PwCES shall not use any consultant, agent or contractor set forth on Exhibit 17 without Equifax's consent. To the extent that PwCES incurs any incremental costs as a result of Equifax's refusal to consent to PwCES's selection of a particular consultant, agent or contractor, Equifax shall pay such costs to PwCES as set forth in a Change Order; provided, however, PwCES shall use commercially reasonable efforts to mitigate the amount of the incremental costs. In the event any problems arise in the provision of the Services, PwCES and its employees, rather than PwCES contractors and agents, shall be the principal points of contact for Equifax with respect to the resolution of such problems.

3.16       No Obligation. Except as set forth in Exhibit 11, in no event shall
           -------------
           PwCES be obligated to provide any Service, and PwCES shall not be liable for the failure to provide any such Service, that would result in an Impairment of Independence. PwCES is not providing any attest function or service under this Agreement. PwCES shall apply to Equifax and this Agreement its interpretations of laws, rules, regulations, guidelines and policies regarding audit independence in a manner consistent with PwCES's application of such interpretations to situations similar to those set forth in this Agreement.

3.17       Business Recovery and Disaster Recovery. The parties'
           ---------------------------------------
           responsibilities for business recovery and disaster recovery and associated costs are set forth in Exhibit 14.

3.18       Regulatory Changes. PwCES shall make any changes to the Services and
           ------------------
           take any actions necessary in order to maintain compliance with laws and regulations applicable to the provision of the Services. To the extent that regulatory or statutory changes, or changes in Equifax's policies or practices, that directly relate to the Services and require a modification to the Services shall require PwCES to incur costs and expenses to provide the Continuing Services beyond those required in fulfilling its then-current responsibilities under this Agreement, the parties shall negotiate in good faith a Change Order reflecting the additional costs to PwCES.

3.19       Pool of Resources. To the extent a task or function related to the
           -----------------
           Continuing Services was being performed by a

Transitioned Employee prior to the Commencement Date (and not by a Third Party Provider) and such task or function is not specifically described in Exhibit 2 or Exhibit 13 or within the definition of Continuing Services, PwCES shall use the Pool of Resources to perform such task or function and such task or function shall thereafter be deemed a Continuing Service.

                         ARTICLE 4. CHARGES AND PAYMENTS

4.01       Charges. In consideration of PwCES providing the Services, Equifax
           -------
           shall pay to PwCES the Charges as set forth in Exhibit 1.

4.02       Incremental Charges or Credits. In consideration of an increase in
           ------------------------------
           the quantity of any Continuing Service, which increase is within the Threshold Limits, Equifax shall pay to PwCES the Incremental Charges, as set forth in Exhibit 1. In consideration of a decrease in the quantity of any Continuing Service, which decrease is within the Threshold Limits, PwCES shall credit or reimburse Equifax the Incremental Credits, as set forth in Exhibit 1.

4.03       Annual Inflation Index Adjustment. PwCES shall apply an inflation
           ---------------------------------
           adjustment, based on the Inflation Adjustment Index, to the Charges, as set forth in Exhibit 1.

4.04       Payment Terms.
           -------------

           a.    Invoice in Advance. PwCES shall issue an invoice to Equifax no
                 ------------------
                 more than ten (10) business days in advance of the beginning of each month during the term of this Agreement for the amount of the Base Charge for that month and other Charges for that month relating to the recurring Services.

           b.    Invoice in Arrears. PwCES shall issue an invoice to Equifax
                 ------------------
                 within ten (10) business days after the end of each month during the term of this Agreement for the amount of all Incremental Charges, charges for Additional Services and Ancillary Services (except for those Charges paid in advance pursuant to Section 4.04a), Performance Bonuses due PwCES and any other charges incurred during the previous month, which invoice shall also include all Incremental Credits, Performance Credits and any other credits due Equifax during the previous month.

           c.    Payments. All invoices submitted by PwCES to Equifax are due
                 --------
                 and payable within thirty (30) days of the receipt of the invoice, subject to Equifax's right to withhold payment in the event of a good faith dispute pursuant to Section 4.04e. Late payments shall accrue interest from the invoice date at the lesser of (i) one-and-one-half percent (1 1/2%) per month and
                 (ii) the highest rate allowed by law. Subject to Section 4.04e, if Equifax fails to pay any invoice within thirty (30) days after the invoice date, and thereafter fails to make such payment within fifteen (15) days after written notice from PwCES of such failure, PwCES may, in addition to any other remedies available to it under this Agreement, suspend performance of Services.

           d.    Credits. With respect to any amounts to be paid or reimbursed
                 -------
                 by PwCES to Equifax pursuant to this Agreement, including, without limitation, Incremental Credits and Performance Credits, PwCES may, at its option, pay that amount to Equifax by giving Equifax a credit against Charges otherwise payable to PwCES.

           e.    Disputed Amounts. If Equifax, in good faith, disputes any
                 ----------------
                 Charges regarding the Services, it may withhold any such disputed amounts (except for applicable taxes) from the invoice in the second month following the month in which the dispute arose if the problem giving rise to the dispute has not been resolved to Equifax's reasonable satisfaction by the time payment on such invoice is due. Upon request, Equifax shall pay the withheld amounts into an interest-bearing escrow account. In accordance with the resolution of the Dispute, Equifax shall pay to PwCES withheld amounts, plus interest accrued on such withheld amounts, and the escrow agent shall release the withheld amounts to the parties. Regardless of any Dispute, Equifax shall remit to PwCES the invoiced amount minus the disputed amount.

4.05       Taxes.
           -----

           a.    Inclusive Taxes. The Charges are inclusive of any sales, use,
                 ---------------
                 gross receipts or value added, withholding, ad valorem or other taxes based on or measured by PwCES's cost in acquiring equipment, materials, supplies or services used by PwCES in providing the Services. Further, each party shall bear sole responsibility for any real or personal property taxes on any property it owns or leases, for franchise or similar taxes on its business, for employment taxes on its employees and for taxes on its net income.

           b.    Additional. Except as set forth in Section 4.05a, if a sales,
                 ----------
                 use, privilege, value added, excise, services or similar tax is assessed on the provision of the Services by PwCES to Equifax on PwCES's Charges to Equifax under this Agreement, however levied or assessed, Equifax shall be responsible for and pay the amount of any such tax. There will be added to any Charges hereunder, and Equifax shall pay to PwCES, amounts equal to any such taxes, however designated or levied, based upon such Charges, or upon this Agreement or any Services or items provided hereunder, or their use, and any such taxes or amounts in lieu thereof paid or payable by PwCES in respect of the foregoing. PwCES shall set forth in invoices provided to Equifax those Services that are subject to tax.

           c.    Cooperation. The parties shall cooperate reasonably with each
                 -----------
                 other to determine accurately each party's tax liability and to minimize such liability to the extent legally permissible. To substantiate any claimed exemptions, Equifax shall supply to PwCES the appropriate exemption or resale certificates.

4.06       Verification of Assumptions. The Charges, Services and Service Levels
           ---------------------------
           are based on Assumptions derived in part from information provided by Equifax to PwCES. Equifax shall be responsible for the accuracy of any representations it made as part of the due diligence and negotiation process and on which the Assumptions are based. In the event of any material deviation from these representations during the Transition Period, or during the first twelve (12) months after the Commencement Date with respect to those Services or components of Services not delivered during the Transition Period, the parties shall negotiate in good faith to define and mutually agree upon adjustments that shall be consistent with the intent of the parties. Any such agreed adjustment shall be set forth in a Change Order.

4.07       Significant Business Changes and Additional Business Units.
           ----------------------------------------------------------

           a.    Business Changes. Subject to any minimum revenue commitments
                 ----------------
                 set forth in Exhibit 1, in the event that the Continuing Services fall outside of the Threshold Limits for the period of time set forth in Exhibit 1, Equifax and PwCES shall negotiate and mutually agree upon an appropriate adjustment to the Charges, pursuant to Exhibit 1.

           b.    Changes in Business Units. The parties may agree to add new
                 -------------------------
                 Affiliates of Equifax to this Agreement. Equifax shall share information with PwCES to allow PwCES to determine the level of resources that will be required to meet Equifax's needs with respect to a new Affiliate. PwCES and Equifax shall negotiate
                 (i) a Change Order to accommodate the addition of any new Affiliates to this Agreement or (ii) a Change Order to accommodate the removal of an Affiliate from this Agreement. If Equifax sells an Affiliate to a third party, Equifax may remove such Affiliate from this Agreement, subject to an appropriate reduction of the minimum revenue commitments set forth in
                 Exhibit 1 determined by agreement of the parties in a Change Order; provided, however, such reduction shall not be made if such Affiliate continues to purchase the Services from PwCES after its removal. If Equifax sells an Affiliate to a third party that desires to have PwCES continue to provide services similar to the Services, PwCES shall negotiate in good faith to provide services similar to the Services to such Affiliate on a basis substantially comparable to the basis on which PwCES provides Services to Equifax, provided there would be (x) in PwCES's reasonable discretion based on PwCES's due diligence review of such Affiliate, no potential material adverse risk to PwCES in providing such services or (y) no Impairment of Independence. If such Affiliate continues to purchase the Services from PwCES after its removal, the Charges paid by such Affiliate shall count towards the minimum revenue commitments set forth in Exhibit 1

4.08       Insecurity and Adequate Assurances. If Equifax fails to make payments
           ----------------------------------
           due hereunder in a timely manner, PwCES may demand adequate assurances in writing of Equifax's ability to meet its payment obligations under this Agreement. Unless Equifax provides the assurances within thirty (30) days and in a manner acceptable to PwCES, Equifax shall pay to PwCES a security deposit equal to three
           (3) months' aggregate Charges.

4.09       Most Favored Customer. If PwCES or any of its Affiliates provides any
           ---------------------
           services in the Territory to a third party from the same facilities as Services are provided to Equifax that are comparable to the Services in scope and complexity, for a similar or shorter duration and for similar or lesser volumes (collectively, "Comparable Services"), on terms and conditions in the aggregate that would be more favorable to Equifax than those contained herein, then PwCES shall give prompt written notice thereof to Equifax and Equifax shall have the option to replace all of the terms and conditions of this Agreement with all such more favorable terms. On each annual anniversary date of this Agreement and at such other times as Equifax may request (based on Equifax's reasonable belief that PwCES has an obligation under this Section), PwCES shall deliver to Equifax a certificate duly executed by an appropriate executive of PwCES, certifying that, as of the date of such certificate, and at all times since the date of the last certification pursuant to this Section (or since the date of this Agreement if there has been no prior certification), stating that PwCES is and has been in compliance with this Section; provided, however, that notwithstanding any other provision of this section, the pricing set forth in the Certegy Agreement as of the date of the Certegy Agreement, and the provisions of Section 16.01k of the Certegy Agreement as of the date of the Certegy Agreement, shall not be considered in determining if terms and conditions provided to a third party are more favorable than those contained herein. For purposes of the foregoing, the "Certegy Agreement" means that certain Business Process and Support Services Agreement, dated July 1, 2001, between Certegy and PwCES. If the parties are unable to agree as to PwCES's compliance with the requirements of this Section or, as to the appropriate means to effectuate this Section, then such issue shall be determined pursuant to the Dispute Resolution Process. The parties acknowledge and agree that the provisions of this Section have been included in this Agreement to induce Equifax to agree to the exclusivity provisions of this Agreement, and that they are intended to ensure that the Services are provided to Equifax on terms and conditions granted by PwCES and its Affiliates to its most favored customers obtaining Comparable Services in the Territory.

                                ARTICLE 5. AUDITS

5.01       Audit of Charges. Upon not less than thirty (30) days prior written
           ----------------
           notice, and no more than one (1) time during any calendar year during the term of this Agreement, PwCES shall provide to Equifax access to PwCES's financial records and supporting documentation necessary to verify PwCES's invoices to Equifax (including, without limitation, expenses). Equifax shall bear the costs of any such audit. In the event the audit results in a determination that PwCES has undercharged Equifax, then theamount of such undercharge shall be treated, for invoicing and payment purposes, as an adjustment in arrears for the month in which the undercharge is discovered or in the month in which the final resolution occurs. In the event the audit results in a determination that PwCES has overcharged Equifax, then the amount of such overcharge (plus interest) shall be treated, for invoicing and payment purposes, as a credit in arrears for the month in which the overcharge is discovered or in the month in which the final resolution occurs. If the amount of the overcharge is equal to or exceeds five percent (5%) of the total amount of the Charges for the calendar year in which the audit occurs, PwCES shall reimburse Equifax for the reasonable costs of the audit.

5.02       Audit of Services. Upon not less than thirty (30) days prior written
           -----------------
           notice, or such notice as may be reasonable under the circumstances, and during regular business hours, PwCES will make available to Equifax's financial management, external auditors, examiners and regulators and their designees such books, records, information and documentation of internal controls relating to Equifax and maintained by PwCES in the normal course of processing Equifax's transactions. Copies of requested information shall not be unreasonably withheld but at all times are subject to the approval of Equifax's representatives having authority to release such information to interested parties. Analyses, documentation and other information not maintained by PwCES in the normal course of providing Services will be prepared by PwCES for use in the audit or examination process as an Additional Service.

5.03       Equifax Internal Audit. Equifax's internal auditors shall have the
           ----------------------
           right, without notice, and during regular business hours, to request access to Equifax books, records, information and documentation of internal controls relating to Equifax and maintained by PwCES in the normal course of processing Equifax's transactions and access to all personnel providing the Services. Equifax shall use reasonable judgment in requesting such books, records, information and documentation and shall not unduly disrupt the operation of PwCES's business. PwCES shall cooperate reasonably and in good faith with (i) Equifax's review of the administration of the benefit plans covered by Exhibit 2, including compliance with the documents governing such plans and compliance with applicable laws, rules and regulations and
           (ii) remedial actions determined by Equifax to be required in connection therewith. Analyses, documentation and other information not maintained by PwCES in the normal course of providing Services will be prepared by PwCES for use in the audit, examination process, review and remediation as an Additional Service.

5.04       PwCES Internal Audit. If, as a result of an internal audit conducted
           --------------------
           by PwCES, at its own expense, PwCES determines that it has undercharged Equifax (including, without limitation, Base Charges, Incremental Charges and expenses), then the amount of such undercharge shall be treated, for invoicing and payment purposes, as an adjustment in arrears for the month in which the undercharge is discovered or the month in which the final resolution occurs. In the event the audit results in a determination that PwCES has overcharged Equifax, then the amount of such overcharge shall be treated, for invoicing and payment purposes, as a credit in arrears for the month in which the overcharge is discovered or in the month in which the final resolution occurs.

5.05       PwCES Audit of Equifax. Upon not less than thirty (30) days prior
           ----------------------
           written notice, and no more than one (1) time during any calendar year during the term of this Agreement, Equifax shall provide to PwCES access to Equifax's financial records and supporting documentation necessary to verify the credits or reimbursements given to Equifax by PwCES. PwCES shall bear the costs for any such audit. In the event the audit results in a determination that such credits or reimbursements were incorrect, then such incorrect amount shall be corrected appropriately in arrears for the month in which such incorrect amount is discovered or in the month in which the final resolution occurs.

5.06     Equifax Security Audit of PwCES. During the term of this Agreement,
         -------------------------------
         PwCES shall provide to Equifax access to PwCES's facilities so that Equifax can ensure PwCES's compliance with the confidentiality provisions set forth in Article 9. In the event the audit results in a determination that PwCES is not in full compliance with such provisions, the parties will meet and agree upon the steps PwCES must take to bring it into full compliance and PwCES shall promptly take such steps. For each audit after the second such audit in a calendar year during the term of this Agreement, Equifax shall reimburse PwCES for the reasonable costs, if any, PwCES incurs in providing such access. Any audit pursuant to this Section that reveals a material non-compliance with Article 9 shall be deemed not to have occurred for purposes of the preceding sentence of this Section.

                    ARTICLE 6. MANAGEMENT AND HUMAN RESOURCES

6.01     PwCES Account Executive. PwCES shall designate, on the date of this
         -----------------------
         Agreement, a PwCES Account Executive to whom all of Equifax's communications shall be addressed and who has the authority to act for and bind PwCES and its contractors in connection with all aspects of this Agreement.

         a.    Selection. Before assigning an individual to the position of
               ---------
               Account Executive, whether the person is initially assigned or subsequently assigned, PwCES shall:

               (i) notify Equifax of the proposed assignment for Equifax's approval;

               (ii) introduce the individual to appropriate Equifax representatives; and

               (iii) consistent with law and PwCES's reasonable personnel practices, provide Equifax with any other information about the individual that is reasonably requested.

         b.    Term. PwCES shall cause the person  assigned to the position of
               -----
               Account Executive to devote substantial time and effort to the provision of the Services under this Agreement. PwCES shall use commercially reasonable efforts to maintain each PwCES Account Executive at PwCES for a minimum term of twelve (12) months, unless such Account Executive (i) voluntarily resigns from PwCES,
               (ii) is dismissed by PwCES for (a) misconduct or (b) unsatisfactory performance in respect of his or her duties and responsibilities to Equifax or PwCES, (iii) is unable to work due to his or her death, injury or disability or (iv) is reassigned because of personal requirements. PwCES shall not reassign the Account Executive during the foregoing minimum terms except for personal requirements not related to career development. Whenever possible, PwCES shall give Equifax at least sixty (60) days advance notice of a change of the Account Executive or if such sixty (60) days notice is not possible, the longest notice otherwise possible.

         c.    Removal. In the event that Equifax reasonably and in good faith
               -------
               determines that it is not in the best interests of Equifax for the PwCES Account Executive to continue in his or her capacity, then Equifax shall give PwCES written notice specifying the reasons for its position and requesting that the Account Executive be replaced. PwCES shall immediately investigate the matters stated in such notice and, if it determines that Equifax's concerns are reasonable and not unlawful, PwCES shall replace the Account Executive in accordance with Section 6.01a.

6.02     Equifax Account Executive. Equifax shall designate, on the date of this
         -------------------------
         Agreement, an Equifax Account Executive to whom all of PwCES's communications shall be addressed and who has the authority to act for and bind Equifax and its contractors in connection with all aspects of this Agreement.

         a.    Selection. Before assigning an individual to the position of
               ---------
               Account Executive, whether the person is initially assigned or subsequently assigned, Equifax shall:

               (i) notify PwCES of the proposed assignment for PwCES's approval;

               (ii) introduce the individual to appropriate PwCES representatives; and

               (iii) consistent with law and Equifax's reasonable personnel practices, provide PwCES with any other information about the individual that is reasonably requested.

         b.    Term. Equifax shall cause the person assigned to the position of
               ----
               Account  Executive to devote  substantial time
                and effort to the management of Equifax's responsibilities under this Agreement. Equifax shall use commercially reasonable efforts to maintain each Equifax Account Executive at Equifax for a minimum term of twelve (12) months, unless such Account Executive (i) voluntarily resigns from Equifax, (ii) is dismissed by Equifax for (a) misconduct or (b) unsatisfactory performance in respect of his or her duties and responsibilities to Equifax or PwCES, (iii) is unable to work due to his or her death, injury or disability or (iv) is reassigned because of personal requirements. Equifax shall not reassign the Account Executive during the foregoing minimum terms except for personal requirements not related to career development. Whenever possible, Equifax shall give PwCES at least sixty (60) days advance notice of a change of the Account Executive or if such sixty (60) days notice is not possible, the longest notice otherwise possible.

       c.       Removal. In the event that PwCES reasonably and in good faith
                -------
                determines that it is not in the best interests of PwCES for the Equifax Account Executive to continue in his or her capacity, then PwCES shall give Equifax written notice specifying the reasons for its position and requesting that the Account Executive be replaced. Equifax shall immediately investigate the matters stated in such notice and, if it determines that PwCES's concerns are reasonable and not unlawful, Equifax shall replace the Account Executive in accordance with Section 6.02a.

6.03   Services Oversight Committee. As of the date of this Agreement, Equifax
       -------- --------- ---------
       shall appoint three (3) members of Equifax's management staff, including the Equifax Account Executive, and PwCES shall appoint three
       (3) members of PwCES's management staff, including the PwCES Account Executive, to serve on the Services Oversight Committee. For the first twelve (12) months after the date of this Agreement, one of the PwCES members shall act as the chairman of the Services Oversight Committee; each twelve (12) months thereafter the parties shall alternate selecting the chairman. The Services Oversight Committee shall be authorized and responsible for (i) generally overseeing the performance of this Agreement and (ii) monitoring and resolving Disputes in accordance with Article 12.

6.04   Equifax Selected Employees' Employment with PwCES. PwCES shall offer to
       ------- -------- ---------  ---------------------
       hire those Equifax Selected Employees who (i) are actively employed by Equifax as of the Commencement Date and (ii) meet such other reasonable hiring requirements of PwCES to the satisfaction of PwCES. PwCES shall be solely responsible for making such offers of employment to such Equifax Selected Employees. PwCES's plan regarding (a) Equifax Selected Employees, (b) offers of employment to such Equifax Selected Employees and (c) Transitioned Employee benefits is described in the Hiring Plan.

6.05   Right to Terminate and Transfer. PwCES shall have the right, in its
       ----- -- --------- --- --------
       sole discretion, (i) to terminate any Transitioned Employee or (ii) to transfer any Transitioned Employee to an Affiliate of PwCES, subject to
       Section 6.08.

6.06   Employment with PwCES. Equifax shall use reasonable efforts to ensure
       ---------- ---- -----
       that all of the Equifax Selected Employees to whom PwCES offers employment accept such positions with PwCES. In the event that a significant number of Equifax Selected Employees offered employment by PwCES fail to accept such employment offer, the parties shall negotiate in good faith appropriate relief in Charges, Services, Service Levels and other obligations under this Agreement pursuant to the Change Control Procedures; provided, however, that PwCES shall use diligent efforts to mitigate the effects resulting from such event.

6.07   Key Personnel. In the event that the number of Key Personnel set forth
       --- ---------
       in Exhibit 6 fail to accept PwCES's employment offer or fail to enter into an independent contractor agreement with PwCES, the parties shall negotiate in good faith appropriate relief in Charges, Services, Service Levels and other obligations under this Agreement pursuant to the Change Control Procedures. PwCES shall use diligent efforts to mitigate the effects resulting from such event.

6.08   Key PwCES Employees. PwCES shall use reasonable efforts to assign each
       --- ----- ---------
       Key PwCES Employee to provide the Services for a minimum term of twelve
       (12) months, unless (i) Equifax consents to the reassignment or replacement of such Key PwCES Employee, (ii) reassignment or replacement of such Key PwCES Employee will not have a more than minor adverse effect on the Services or (iii) such Key PwCES Employee (a) voluntarily resigns from PwCES, (b) is dismissed by PwCES for (x) misconduct or (y) unsatisfactory performance in respect of his or her duties and responsibilities to Equifax or PwCES, (c) is unable to work due to his or her death, injury or disability or (d) is reassigned because of personal requirements. PwCES shall not reassign Key Employees during the foregoing minimum terms except for personal requirements not related to career development.

                     ARTICLE 7. TRADEMARKS AND MARKETING

7.01   Use of Trademarks. For so long as PwCES is in substantial compliance
       --- -- ----------
       with the Service Levels, PwCES shall be permitted to use Equifax's name and logos as necessary to market PwCES's services that are similar to some or all of the

         Services, subject to Equifax's right to approve such use; provided, however, no approval shall be necessary to the extent PwCES is merely using Equifax's name or logos in a list of customers. Equifax shall have no rights to use PwCES's or its Affiliate's trademarks, service marks or trade names for any purpose without the prior approval of PwCES.

7.02     Marketing Cooperation. For so long as PwCES is in substantial
         --------- -----------
         compliance with the Service Levels, Equifax shall cooperate with PwCES, at PwCES's reasonable request and at no charge to PwCES, in marketing functions, tasks and projects addressed by the Services to third parties. Equifax's cooperation shall be subject to reasonable notice by PwCES, Equifax's availability and a lack of more than a minor impact of such cooperation on Equifax's business operations. By way of example and not limitation, and subject to the foregoing limitations, Equifax shall (i) allow and participate in reasonable on-site visits by prospective customers (who have entered into appropriate confidentiality agreements with Equifax) and (ii) cooperate with PwCES in preparing and publishing articles on PwCES's services. Equifax shall refer to PwCES all inquiries and opportunities directed to Equifax, about which Equifax becomes aware, for PwCES to provide functions, tasks and projects addressed by the Services to any third party.

                          ARTICLE 8. PROPRIETARY RIGHTS

8.01     Definitions.
         -----------

         a. The term "Materials" means literary works or other works of authorship, such as computer programs, computer program listings, program tools, documentation, reports and drawings, as well as user manuals, charts, graphs and other written documentation and machine-readable text and files, including, without limitation, computer programming code (including source code and object code), in each case used in or initially developed in connection with the Services.

         b. The term "Derivative Work" means a work based on one or more preexisting works, including, without limitation, a condensation, transformation, expansion or adaptation, that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement.

8.02     PwCES Materials. All copyright, patent, trademark and other
         ----- ---------
         intellectual property rights in the PwCES Software and preexisting Materials of PwCES or its Affiliates shall be the property of PwCES or its Affiliates, as the case may be. With respect to any Materials developed solely by PwCES, its Affiliates or its or their contractors, or jointly by Equifax personnel and PwCES, its Affiliates or its or their contractors, under this Agreement or in the performance of Services, except as otherwise expressly set forth in this Agreement (e.g., Additional Services), ownership will be as follows:
          ----

         a. Materials that constitute a Derivative Work for which the preexisting copyright is owned by Equifax, shall be owned by Equifax, and PwCES shall have (i) an irrevocable, nonexclusive, worldwide, paid-up license to access, use, execute, reproduce, display, perform, prepare derivative works of and distribute such Materials only in connection with (a) the Services or (b) services provided to third parties from the facility from which the Services are provided and (ii) the right to sublicense third parties to do any of the foregoing. Such license shall include the Materials of Equifax for which the preexisting copyright is owned by Equifax and upon which such Derivative Work is based, but only to the extent such Materials are embodied in, or necessary for the exercise of the license to, such Derivative Work.

         b. Materials that constitute a Derivative Work for which the preexisting copyright is owned by PwCES, its contractors or a third party shall, as between PwCES and Equifax, be owned by PwCES, and during the term of this Agreement Equifax shall have (i) an irrevocable, nonexclusive, worldwide, paid-up license to access, use, execute, reproduce, display, perform, prepare derivative works of and distribute such Materials internally within Equifax and its Affiliates solely in connection with the Services and (ii) the right to sublicense third parties to do any of the foregoing.

         c. Materials that do not constitute a Derivative Work of any Materials owned by Equifax, PwCES or any third party shall be owned by PwCES, and during the term of this Agreement Equifax shall have (i) an irrevocable, nonexclusive, worldwide, paid-up license to access, use, execute, reproduce, display, perform, prepare derivative works of and distribute such Materials internally within Equifax and its Affiliates solely in connection with the Services and (ii) the right to sublicense third parties to do any of the foregoing; provided, however, with respect to any such Materials developed jointly by Equifax personnel and PwCES, its Affiliates or its or their contractors, PwCES shall not use, for any entity other than Equifax or its Affiliates, any portion of such Materials specific to Equifax operations, procedures or management processes that are Confidential Information of Equifax.

         d. If, pursuant to a Change Order, Materials are developed by PwCES for use in connection with the Services, at an additional cost to Equifax, then prior to such development, the parties shall mutually agree in writing on the ownership and use of such Materials.

8.03     Equifax Materials. Except for Materials described in Section 8.04, with
         ------- ---------
         respect to any Materials that are or have been developed (i) solely by Equifax, whether or not developed under this Agreement or (ii) for Equifax prior to this Agreement, such Materials shall be owned by Equifax, and during the term of this Agreement PwCES shall have (a) an irrevocable, nonexclusive, worldwide, paid-up license to access, use, execute, reproduce, display, perform, prepare derivative works of and distribute such Materials internally within PwCES solely in connection with the Services and (b) the right to sublicense third parties to do any of the foregoing. With respect to those items of Equifax Software designated as "for use by PwCES for third parties" on Exhibit 9, the license set forth in the preceding sentence shall also include the right to access, use, execute, reproduce, display, perform, prepare derivative works of and distribute such Equifax Software internally within PwCES in connection with services provided to third parties from the facility from which the Services are provided and the right to sublicense third parties to do any of the foregoing. Each party waives any claims for indemnification against the other party with respect to any third party claims that may arise from PwCES's use of Equifax Software for third parties pursuant to the preceding sentence.

8.04     Derivative Works of PwCES Materials. With respect to any Materials that
         ---------- -------------- ---------
         are developed solely by Equifax and that constitute a Derivative Work of any Materials for which the preexisting copyright is owned by PwCES or its Affiliates, such Materials shall be owned by PwCES or its Affiliates, and during the term of this Agreement Equifax shall have
         (i) an irrevocable, nonexclusive, worldwide, paid-up license to access, use, execute, reproduce, display, perform, prepare derivative works of and distribute such Materials internally within Equifax and its Affiliates solely in connection with the Services and (ii) the right to sublicense third parties to do any of the foregoing.

8.05     Limitation. Any ownership or license rights herein granted to either
         ----------
         party are limited by and subject to any intellectual property rights (including, without limitation, patents and copyrights) held by, and terms and conditions of any license agreements with, applicable vendor software providers, excluding PwCES and its Affiliates. Additionally, any license for a Derivative Work shall include the underlying Materials upon which such Derivative Work is based, but only to the extent that such Materials are embodied in, or necessary for the exercise of the license to, such Derivative Work.

8.06     Assignment. To the extent any of the Materials may not, by operation of
         ----------
         law, be owned by the party to which ownership has been granted (as described in this Article), each party agrees to assign and hereby assigns, without further consideration, the ownership of all right, title and interest in all United States of America and foreign copyrights in such Materials to the other party, and such assignee party shall have the right to obtain and hold in its own name copyrights, registrations, renewals and all other rights relating or pertinent thereto.

8.07     Inventions. The term "Invention" means any idea, concept, know-how or
         ----------
         technique that either party first conceives or reduces to practice in connection with performance of the Services during this Agreement and for which a patent application is or could be filed. Inventions will be treated as follows:

                (i) if made by Equifax personnel, it shall be Equifax property and Equifax grants PwCES a nonexclusive, perpetual, irrevocable, worldwide and paid-up license under such Invention, and under any patent application and patents issued thereon;

                (ii) if made by PwCES personnel, it shall be PwCES's property and PwCES grants Equifax a nonexclusive, perpetual, irrevocable, worldwide and paid-up license under such Invention, and under any patent application and patents issued thereon;

                (iii) if made by PwCES and Equifax personnel jointly (a) it shall be PwCES's property, (b) PwCES grants Equifax a nonexclusive, perpetual, irrevocable, worldwide and paid-up license under such Invention, and under any patent application and patents issued thereon, (c) if PwCES intentionally decides not to pay any or all of the required maintenance fees for the patent for such Invention, it shall promptly notify Equifax of its decision and if Equifax elects to pay any such fee, PwCES shall assign such patent to Equifax and PwCES shall retain a license equivalent to that granted to Equifax pursuant to subsection (b) above, (d) Equifax shall have the right to file for and obtain ownership of patent and other intellectual property rights with respect to such Invention in any territory where Equifax plans to use such Invention if PwCES has not so filed or fails to so file within sixty (60) days of written notice to PwCES and PwCES shall retain a license equivalent to that granted to PwCES pursuant to subsection (c) above and (e) the owner of a patent in a territory shall reimburse the other party with respect to any enforcement or other actions with respect to such patent and shall retain all damages awarded thereon;

        (iv) all licenses granted to either party include the right to make, have made, use, have used, import, offer to sell, sell, lease or otherwise transfer any apparatus, or practice and have practiced any method and shall include the right to grant, directly or indirectly, revocable or irrevocable sublicenses to Affiliates of such party; and

        (v) nothing contained in this Agreement shall be deemed to grant any license under any patents or patent applications arising out of any other inventions of either party.

8.08   Licenses. To the extent that either PwCES or Equifax licenses any
       --------
       Materials of the other party to a third party, each such license shall be in writing and shall contain provisions that protect the owning party's intellectual property rights in such Materials, including, without limitation, confidentiality provisions and provisions that appropriately limit the use and number of copies of the Materials.

8.09   Sale of an Affiliate. Equifax may extend to (i) an Affiliate sold or
       ---- -- -- ---------
       otherwise transferred to a third party, (ii) a business unit of Equifax or an Affiliate that is sold or otherwise transferred to a third party, or (iii) a business unit of Equifax or an Affiliate of Equifax that is distributed via a stock dividend or other distribution to the stockholders of Equifax (collectively a "Transferred Affiliate"), in each case for such Transferred Affiliate's own internal use only, the rights in Materials granted to Equifax pursuant to this Article 8; provided, however, such Transferred Affiliate must agree in writing to be bound by the obligations set forth in this Article 8 and by provisions that protect PwCES's intellectual property rights in such Materials, including, without limitation, confidentiality provisions and provisions that appropriately limit the use (by or for such Transferred Affiliate only) and number of copies of such Materials and provided further that PwCES had provided Services to such Affiliate or business unit.

                       ARTICLE 9. CONFIDENTIALITY AND DATA

9.01   Confidential Information. The term "Confidential Information" means the
       ------------------------
       terms and conditions of this Agreement and all information, data, knowledge and know-how (in whatever form and however communicated) relating directly or indirectly to the disclosing party (or to its Affiliates or contractors, or to its or their businesses, operations, properties, products, markets or financial positions) that is delivered or disclosed by such party or any of its officers, directors, partners, members, employees, agents, Affiliates or shareholders to the other party in writing, electronically, orally or through visual means, or that such party learns or obtains aurally, through observation or analyses, interpretations, compilations, studies or evaluations of such information, data, knowledge or know-how. All information that qualified as Confidential Information pursuant to the Confidentiality Agreement dated June 25, 1998 by and between PwCES and Equifax shall be deemed Confidential Information under this Agreement.

9.02   Ownership. All Equifax Data shall be owned by Equifax. Without limiting
       ---------
       the foregoing, Equifax may use the Equifax Data in any manner, and may provide the Equifax Data to third parties. PwCES shall not use the Equifax Data except in connection with the provision of the Services, and shall not disclose, sell, assign, lease or otherwise provide the Equifax Data to third parties, except as specifically permitted by Equifax in writing or as necessary to perform the Services. Upon request of Equifax, and at any time during the term of this Agreement, and upon expiration or termination of this Agreement for any reason, PwCES shall promptly provide copies of all or any part of the Equifax Data to Equifax, in the form or format and on the media requested by Equifax; provided, however, that Equifax shall reimburse PwCES for its costs to provide the Equifax Data in a form or format not then being currently used by PwCES to provide the Services. Upon expiration or termination of this Agreement, and completion of all Termination Services, PwCES shall destroy, and cause all of its contractors, agents and Affiliates to destroy, all copies of the Equifax Data, and the Account Executive of PwCES shall certify the same to Equifax in writing.

9.03   Loss of Status. Confidential Information shall not include information,
       --------------
       data, knowledge and know-how, as shown by written records, that (i) is known to the receiving party prior to disclosure to such party, (ii) is in the public domain prior to disclosure to such party, (iii) enters the public domain through no violation of this Agreement after disclosure to such party, (iv) such party receives from a third party not under obligation of confidentiality to the disclosing party or (v) the receiving party independently develops without reliance on Confidential Information.

9.04   Limited Use and Access. Each party shall keep in confidence and prevent
       ----------------------
       the unauthorized duplication, use and disclosure of Confidential Information. Confidential Information may only be used for furthering the purposes of this Agreement and providing the Services hereunder. Each party shall, upon expiration or termination of this Agreement or otherwise upon demand, at the other party's option, either return to the other party or destroy and certify in writing to the other party the destruction of any and all documents (the term "document," as used in this Article, shall include, without limitation, any writing, instrument, agreement, letter, memorandum, chart, graph, blueprint, photograph, financial statement or data, telex, facsimile, cable, tape, disk or other electronic, digital, magnetic, laser or other recording or image in whatever form or medium), papers and materials and notes thereon in each party's possession, including copies or reproductions thereof, to the extent they contain Confidential Information of the party; provided, however, the foregoing shall not apply to Confidential Information to the extent it is a part of any license or other ongoing agreement between the parties following termination or expiration of this Agreement or that survives the termination or expiration of this Agreement. In addition, each party shall be entitled to retain one copy of the other party's Confidential Information in such party's legal files solely for purposes of resolving Disputes. Each party agrees that it will protect the confidentiality of Confidential Information through the exercise of the same procedures that it uses in preserving and safeguarding its own proprietary information, which procedures shall at a minimum constitute reasonable care. Each party will limit access to Confidential Information to only those of its employees, agents and contractors having a need-to-know in connection with this Agreement. When a party discloses Confidential Information to any of its employees, agents or contractors, such party will inform them of the restrictions on duplication, use and disclosure to third parties.

9.05      Proper Disclosures. Subject to Section 9.04, each party shall keep the
          ------ -----------
          Confidential Information confidential and shall not disclose such information to any third party without the prior written approval of the other party, except that (i) PwCES may disclose general information relating to the scope of Services and the duration of this Agreement to potential buyers of PwCES and persons or entities engaged in the valuation of PwCES and may disclose information as agreed upon by the parties to potential clients, (ii) Equifax may disclose general information relating to the scope of Services and the duration of this Agreement to potential buyers of Equifax or any one or more Affiliates of Equifax, (iii) PwCES may disclose the terms and conditions of this Agreement as necessary to comply with most favored customer provisions in agreements with other customers of services similar to the Services, (iv) either party may disclose the provisions of this Agreement to bankers and other financial institutions in the ordinary course of business and (v) either party may disclose the provisions of this Agreement to the extent required by any applicable law, regulation or rules of any stock exchange. The party disclosing the other party's Confidential Information (except pursuant to (v)) to a third party shall require the third party to enter into a confidentiality agreement protecting such Confidential Information.

9.06      Injunctive Relief. Each party acknowledges that the other party may
          ---------- ------
          suffer irreparable damage in the event of a breach or threatened breach of any provision of this Article. Accordingly, in such an event, notwithstanding Articles 12 and 13, such party shall be entitled to preliminary and final injunctive relief, as well as any and all other applicable remedies at law or equity, including the recovery of damages.

9.07      No License. The parties acknowledge and agree that (i) each party
          -- -------
          maintains that the Confidential Information contains valuable trade secrets and (ii) all rights to Confidential Information are reserved by the disclosing party. No license, express or implied, by estoppel or otherwise, under any trade secret right, trademark, patent, copyright or other proprietary right or applications that are now or may hereafter be owned by a party, is granted by the disclosure of Confidential Information under this Agreement.

9.08      Residual Information. The receiving party and its Affiliates shall be
          -------- -----------
          free to use the residuals of such Confidential Information provided by the disclosing party for any purpose, including, without limitation, use in the development, manufacturing, marketing and maintenance of its products and services subject only to its obligations with respect to disclosure set forth herein and any copyrights and patents of the disclosing party. The term "residuals" means information in non-tangible form that may be retained in the unaided memories of those employees who have had access to the Confidential Information of the other party during the term of this Agreement. The receiving party and its Affiliates may use the documents and other tangible materials containing the Confidential Information of the disclosing party only for the purposes of this Agreement. It is understood that receipt of Confidential Information under this Agreement shall not create any obligation in any way limiting or restricting the assignment or reassignment of PwCES's employees within PwCES or its Affiliates and Equifax's employees within Equifax or its Affiliates.

                              ARTICLE 10. COVENANTS

10.01     Non-Solicitation. Except as otherwise expressly provided in this
          --- ------------
          Agreement, including, without limitation on Exhibit 11, or with PwCES's written consent, during the term of this Agreement and for two
          (2) years after the later of the cessation of Termination Services and the date of termination or expiration, Equifax agrees not to solicit or hire any of PwCES's, or its Affiliates' and contractors', partners, employees and agents that become known to Equifax as a result of Services provided under this Agreement. Except as otherwise expressly provided in this Agreement or with Equifax's written consent, during the term of this Agreement and for two (2) years after termination or expiration of this Agreement, PwCES agrees not to solicit or hire any of Equifax's, or its Affiliates' and contractors', partners, employees and agents that become known to PwCES as a result of providing Services under this Agreement. Notwithstanding the foregoing, either party may at any time hire any contractor, partner, employee or agent of the other party that responds to a general solicitation to the public.

10.02     Cooperation. During the term of this Agreement, each party shall
          -----------
          provide to the other party reasonable cooperation and assistance in connection with its performance of its obligations under this Agreement.

                   ARTICLE 11. REPRESENTATIONS AND WARRANTIES

11.01     By Equifax.  Equifax represents and warrants to PwCES as follows:
          ----------

          a.   Authority. Equifax (i) is a corporation duly incorporated,
               ---------
               validly existing and in good standing under the laws of Georgia,
               (ii) has full corporate power to own, lease, license and operate its properties and assets, to conduct its business as currently conducted and to enter into this Agreement and to consummate the transactions contemplated hereby and (iii) has the ability and authority to cause its Affiliates to be bound by the terms and conditions of this Agreement.

          b.   Authorized Agreement. This Agreement has been duly authorized,
               ---------- ---------
               executed and delivered by Equifax and constitutes a valid and binding agreement of Equifax, enforceable against Equifax in accordance with the terms of this Agreement.

          c.   No Default. Neither the execution and delivery of this Agreement
               -- -------
               by Equifax, nor the consummation of the transactions contemplated hereby, shall result in the breach of any term or provision of, or constitute a default under, any charter provision or bylaw, agreement (subject to any applicable consent), order, law, rule or regulation to which Equifax is a party or which is otherwise applicable to Equifax, except for a breach or default under any agreement, order, law, rule or regulation that would not have a more than minor adverse effect upon Equifax's ability to perform its obligations under this Agreement.

          d.   Agreements and Software. Subject to the receipt of any required
               ---------- --- --------
               consents or approvals, (i) the Equifax Software and the rights PwCES shall obtain under the Transferred Agreements constitute all the software and rights that Equifax used prior to the Commencement Date to perform for itself the tasks, functions and projects addressed by the Services (except for software and rights that PwCES has elected not to acquire from Equifax) and
               (ii) Equifax has the right and authority to assign, license or sublicense the Equifax Software and Transferred Agreements to PwCES, except where any failure of the foregoing will not prevent PwCES from performing substantially in accordance with this Agreement or will increase PwCES's cost to provide the Services.

          e.   Assets. The Transferred Assets shall be free of liens and
               ------
               encumbrances.

          f.   No Infringement. The Equifax Software owned by Equifax and
               -- ------------
               Equifax-created modifications or derivative works of Equifax Software licensed by Equifax do not infringe, violate or misappropriate any patent, copyright, trademark, trade secret or other proprietary right of any third party.

          g.   Third Party Agreements. All of Equifax's obligations with respect
               ----- ----- ----------
               to the Third Party Agreements accruing prior to or attributable to periods prior to the Commencement Date have been or will be satisfied in accordance with their terms.

11.02     By PwCES.  PwCES represents and warrants to Equifax as follows:
          --------

          a.   Authority. PwCES (i) is a limited liability company, duly
               ---------
               organized, validly existing and in good standing under the laws of Delaware, (ii) has full power to own, lease, license and operate its properties and assets, to conduct its business as currently conducted and to enter into this Agreement and to consummate the transactions contemplated hereby and (iii) has the ability and authority to cause its Affiliates to be bound by the terms and conditions of this Agreement.

          b.   Authorized Agreement. This Agreement has been duly authorized,
               ---------- ---------
               executed and delivered by PwCES and constitutes a valid and binding agreement of PwCES, enforceable against PwCES in accordance with the terms of this Agreement.

          c.   No Default. Neither the execution and delivery of this Agreement
               -- -------
               by PwCES, nor the consummation of the transactions contemplated hereby, shall result in the breach of any term or provision of, or constitute a default under, any charter provision or bylaw, agreement (subject to any applicable consent), order, law, rule or regulation to which PwCES is a party or that is otherwise applicable to PwCES, except for a breach or default under any agreement, order, law, rule or regulation that would not have a more than minor adverse effect upon PwCES's ability to perform its obligations under this Agreement.

          d.   No Infringement. The PwCES Software does not infringe, violate or
               -- ------------
               misappropriate any patent, copyright, trademark, trade secret or other proprietary right of any third party.

          e.   Services. PwCES shall render Services using personnel that are
               --------
               qualified and shall render Services consistent with good commercial practice in PwCES's industry.

11.03     DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS
          ---------- -- ----------
          AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES AND SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                         ARTICLE 12. DISPUTE RESOLUTION

12.01     Account Executives. All Disputes shall be referred to the Account
          ------- ----------
          Executives prior to escalation to the Services Oversight Committee. If the Account Executives are unable to resolve, or do not anticipate resolving, the Dispute within ten (10) days after referral of the Dispute to them, the parties shall submit the Dispute to the Services Oversight Committee.

12.02     Services Oversight Committee. The Services Oversight Committee shall
          -------- --------- ---------
          meet at least once every sixty (60) days during the term of this Agreement or at such other time as either party may designate upon notice to the other party for the purposes of monitoring the parties' performance under this Agreement and of resolving Disputes that may arise under this Agreement. The Services Oversight Committee shall consider Disputes in the order such Disputes are brought before it. In the event the Services Oversight Committee is unable to resolve a Dispute within fifteen (15) days of the date of the first meeting during which such Dispute was considered, the Services Oversight Committee shall notify the senior executive selected by each party pursuant to Section 12.03. Except for actions to seek injunctive relief to stay a breach of this Agreement or otherwise as permitted by
          Section 12.04, no Dispute under this Agreement shall be the subject of arbitration or other formal proceedings between Equifax and PwCES before being considered by the Services Oversight Committee pursuant to this Section 12.02 and by senior management pursuant to Section 12.03.

12.03     Senior Management. Either party may, upon receipt of a notice from the
          ------ ----------
          Services Oversight Committee pursuant to Section 12.02, elect to utilize a non-binding dispute resolution procedure whereby each presents its case at a hearing before a panel consisting of one (1) senior executive of each of the parties. If a party elects to use the procedure set forth in this Section, the other party shall participate. The hearing shall occur within ten (10) business days after a party serves notice to use the procedure set forth in this Section. Each party may be represented at the hearing by lawyers. If the matter cannot be resolved at the hearing, each party's only recourse shall be binding arbitration as provided in Article 13 and the proceedings occurring pursuant to this Section shall be without prejudice to the legal position of either party. Except as provided in
          Section 12.04, no arbitration may commence concerning the Dispute until thirty (30) business days have elapsed from the first day of the hearing under this Section. Each party shall bear its respective costs incurred in connection with the procedure set forth in this Section, except that the parties shall share equally in the cost of the facility for the hearing.

12.04     Expedited Resolution. If a Dispute arises because Equifax believes
          --------- ----------
          that Critical Service Levels are not being met or that such Dispute relates to (i) matters that materially and adversely impact its business operations or (ii) compliance with applicable laws, and either party initiates the dispute resolution provisions set forth in Articles 12 and 13 for such Dispute, the time period set forth in
          Section 12.01 shall be changed to twenty-four (24) hours and either party may elect to bypass the Services Oversight Committee as provided in Section 12.02 and refer the Dispute directly from the Account Executives to senior management as provided in Section 12.03, and the thirty (30) business day period in Section 12.03 shall be reduced to fifteen (15) days. Except as expressly modified by this Section 12.04, all other provisions of Articles 12 and 13 shall apply to a Dispute.

                             ARTICLE 13. ARBITRATION

13.01     Panel. The arbitration shall be heard and determined by a panel of
          -----
          three (3) persons. Each party shall have the right to designate one
          (1) member of the panel. Such members shall select a third member of the panel. The party demanding arbitration shall communicate its demand therefore in writing, identifying the nature of the Dispute and the name of its arbitrator, to the other party. The other party shall then be bound to name, in writing, its arbitrator within twenty (20) days after receipt of such demand. Failure or refusal of the other party to name its arbitrator within the twenty (20) day time period shall empower the demanding party to name the second arbitrator as well. If the two (2) arbitrators are unable to agree upon a third arbitrator within twenty (20) days after the second arbitrator is named, the American Arbitration Association ("AAA") shall appoint a third arbitrator from candidates submitted by both parties.

13.02     AAA. The commercial rules of the AAA shall apply to any arbitration
          ---
          under this Agreement, except to the extent the provisions of this
          Article vary therefrom.

13.03     Decisions. Decisions of the panel shall be made by majority vote. The
          ---------
          panel is empowered to render awards enjoining a party from performing any act prohibited or compelling a party to perform any act directed by this Agreement. The panel may not award punitive damages.

13.04     Interim Orders. The panel may issue such interim orders in accord with
          ------- ------
          principles of equity as may be necessary to protect any party from irreparable harm during the pendency of any arbitration before it. Any such order shall be without prejudice to the final determination of the controversy.

13.05     Location. The proceeding before the panel shall be held in Atlanta,
          --------
          Georgia, or as otherwise agreed upon by the parties.

13.06     Expedited Schedule. The arbitration shall be conducted on an expedited
          --------- --------
          schedule. Unless otherwise agreed by the parties, the parties shall make their initial submissions to the panel and the hearing shall commence within thirty (30) days of the initiation of proceedings. The hearing shall be completed within twenty (20) days thereafter.

13.07     Prompt Award. The award shall be made promptly by the panel, and,
          ------ -----
          unless agreed by the parties, no later than thirty (30) days from the closing of the hearing. Any failure to render the award within the foregoing time period shall not affect the validity of such award.

13.08     Discovery. The parties shall be entitled to discovery of all documents
          ---------
          and information reasonably necessary for a full understanding of any Dispute raised in the arbitration relating to this Agreement. The parties may use all methods of discovery available under the Federal Rules of Civil Procedure, including, without limitation, depositions, requests for admission and requests for production of documents. The time periods applied to these discovery methods shall be set by the panel so as to permit compliance with the scheduling provisions of this Article.

13.09     Binding Decisions. The decision or award rendered or made in
          ------- ---------
          connection with the arbitration shall be final and binding upon the parties thereto. The prevailing party may present the decision or award to any court of competent jurisdiction for confirmation pursuant to the provisions of the Federal Arbitration Act, 9 U.S.C. (S)(S) 1-14, and such court shall enter forthwith an order confirming such decision or award.

                         ARTICLE 14. YEAR 2000 AND EURO

14.01     Year 2000 Background. Equifax acknowledges that, because of
          ---- ---- ----------
          programming assumptions previously made in the computer industry, certain existing and future computer programs (including, without limitation, applications, utilities and operating systems software), databases and documentation for such programs and databases may not perform as originally designed with respect to date data processing relating to the Year 2000 problem.

14.02     Year 2000 Disclaimer. Equifax recognizes that it is responsible for
          ---- ---- ----------
          the resolution of any Year 2000 problem that is the result of software, systems, equipment or other items or materials made available to PwCES to provide the Services. Except as expressly provided in this Agreement or in a Change Order, PwCES is not providing any Year 2000 services (for example, Year 2000 assessment, conversion or testing) under this Agreement. PwCES shall not be responsible for a failure to perform the Services under this Agreement, if such failure is the result, directly or indirectly, of
          (i) the inability of any products (for example, hardware, software or firmware) other than the PwCES Products ("Other Products") to correctly process, provide or receive date data (i.e., representations
                                                           ----
          for month, day and year) and to properly exchange date data with the PwCES Products or deliverables provided by PwCES under this Agreement or (ii) modifications made by Equifax, its employees or any third party (excluding any PwCES employees, agents or contractors) to any PwCES Products or such deliverables. PwCES assumes no responsibilities or obligations to cause products or deliverables provided by PwCES to accurately exchange date data with Other Products or to cause Other Products to accurately exchange date data with products or deliverables provided by PwCES; unless, such Other Products can properly exchange accurate date data with products or deliverables provided by PwCES under this Agreement. If Equifax requests PwCES to undertake to remedy any such problem, such an undertaking shall be an Additional Service, subject to a Change Order.

14.03     NO WARRANTY. EQUIFAX RECOGNIZES THAT NEITHER PWCES NOR ITS AFFILIATES
          -- --------
          WILL WARRANT THAT ANY YEAR 2000 WORK PERFORMED BY PWCES OR ITS AFFILIATES ON THE TRANSFERRED ASSETS OR EQUIFAX SOFTWARE WILL SUCCEED IN RESOLVING SATISFACTORILY ALL OR ANY SPECIFIC YEAR 2000 PROBLEM. SUBJECT TO THE FOREGOING, PWCES WILL PERFORM, WITHOUT ANY WARRANTIES (EXPRESS OR IMPLIED), THE YEAR 2000 WORK THAT IS SPECIFICALLY SET FORTH HEREIN AS PART OF THE SERVICES.

14.04     Euro Disclaimer. PwCES shall not be responsible for a failure to
          ---- ----------
          perform the Services under this Agreement, if such failure is the result, directly or indirectly, of the inability of any Other Products
          (i) to perform all functions set out in the specification for more than one currency and for any common currency adopted by one or more members of the European Union (the "Euro"), (ii) to comply with all legal requirements applicable to the Euro in any jurisdiction, including, without limitation, the rules on conversion and rounding set out in the EC Regulation number 1103/97, (iii) to display and print all symbols and codes adopted by any government or any other European Union body in relation to the Euro or (iv) to properly exchange Euro data with the PwCES Products or deliverables provided by PwCES under this Agreement.

                          ARTICLE 15. BREACH; REMEDIES

15.01     Limitation of Remedy. PwCES shall not be liable for its failure to
          ---------- -- ------
          perform to the extent PwCES's failure is due to (i) a failure by Equifax or any third party retained by, or under the control of, Equifax to provide hardware, software, services, data or materials that Equifax or such third party is required to provide to PwCES under this Agreement and that PwCES requires to perform the Services, (ii) a failure by Equifax to timely and accurately perform its responsibilities as set forth in this Agreement, (iii) an audit conducted pursuant to Article 5, (iv) a failure by Equifax to obtain consents or approvals for PwCES's agents and contractors to use the Equifax Software or exercise rights under the Transferred Agreements,
          (v) a failure by Equifax to timely and accurately provide input data or review output produced by PwCES as a result of the Services or (vi) a problem associated with the Year 2000 or Euro, to the extent provided in Article 14.

15.02     Equifax's Failure to Perform Responsibilities. In the event Equifax or
          --------- ------- -- ------- ----------------
          any of its licensors or contractors fail to perform any of its or their responsibilities in connection with any Services, then PwCES may, in its sole discretion, after providing notice to Equifax of such failure by Equifax or any of Equifax's licensors or contractors, perform Equifax's responsibility and charge Equifax for all reasonable costs and expenses incurred as a result of performing Equifax's responsibility. PwCES may not charge Equifax in excess of twenty-five thousand dollars ($25,000.00) per failure pursuant to this Section without Equifax's consent.

15.03     Force Majeure. Neither party shall be liable for any default or delay
          ----- -------
          in the performance of its obligations hereunder (except for the payment of money) if and to the extent such default or delay is caused, directly or indirectly, by acts of God, governmental acts, accidents, wars, terrorism, riots or civil unrest, labor disputes, fires, storms, earthquakes, floods or elements of nature, or any other cause beyond the reasonable control of such party, provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming party through the use of commercially reasonable alternative sources, workaround plans or other means (individually, a "Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the nonperforming party will be excused from any further performance or observance of the obligations so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any party so delayed in its performance will immediately notify the other by telephone (to be confirmed in writing within five (5) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services necessary for the performance of a critical business function of Equifax for more than fifteen (15) consecutive days, then Equifax may procure such Services from an alternate source (whereupon the Charges hereunder shall be reduced accordingly irrespective of any minimum revenue commitment set forth in Exhibit 1). If any Force Majeure Event continues for more than sixty (60) consecutive days, then Equifax may terminate this Agreement as of a date specified by Equifax in a written notice of termination to PwCES pursuant to Section 16.01h. This Section does not limit or otherwise affect the parties' obligations regarding disaster recovery services as set forth in Exhibit 14.

15.04     Limitation of Liability. Each party's, its Affiliates' and its and
          ---------- -- ---------
          their contractors' and licensors' liability for damages under a Set of Exhibits (whether a claim therefor is based on warranty, contract, tort (including negligence or strict liability), statute or otherwise) arising out of or relating to any performance or nonperformance of Services under such Set of Exhibits shall be limited in the aggregate for all claims to an amount equal to the payments made by Equifax to PwCES for recurring Services under such Set of Exhibits during the twelve (12) months prior to the occurrence of the first event that is the subject of the first claim (or if twelve
         (12) months have not yet elapsed since the first Commencement Date for a particular Set of Exhibits, then twelve (12) times the average monthly payments made by Equifax to PwCES for recurring Services since the first Commencement Date for such Set of Exhibits) (the "Cap"). Both parties acknowledge and agree that any such payment by the other party shall be the final remedy in the event of an exhaustion of all other remedies hereunder and shall not be deemed or alleged by the other party to have failed of its essential purpose. If a party's liability under this Agreement does not exceed three million forty thousand dollars ($3,040,000) in a consecutive three (3) year period for a Set of Exhibits, then the Cap for such party shall be reduced from the amount set forth above to an amount equal to the payments made by Equifax to PwCES for recurring Services under a Set of Exhibits during the nine (9) months prior to the occurrence of the first event that is the subject of the first claim. (For purposes of the foregoing sentence, the initial three (3) year period will be deemed to have started on August 2, 1999 under the applicable Services Agreement and will not be deemed to have been interrupted by virtue of the execution of this Agreement.) Notwithstanding the foregoing, for (i) a breach of
         Article 9 and (ii) indemnification claims set forth in Sections 17.01(vi), 17.01(ix) and 17.02(viii), an amount equal to the payments made by Equifax to PwCES for recurring Services under a Set of Exhibits during the (y) six (6) months preceding the period set forth above if such period is twelve (12) months and (z) nine (9) months preceding the period set forth above if such period has been reduced to nine (9) months, shall be added to the Cap. The Cap for indemnification claims set forth in Section 17.01(x) with respect to Transitioned Employees for the first twelve (12) months after the first Commencement Date for a Set of Exhibits shall be equal to the amount of insurance set forth in Section 19.06(iv). For purposes of this Section 15.04, if, after an event giving rise to a claim there is a subsequent event giving rise to a claim that is related to the prior claim, then the time periods described above shall be measured from the date of the subsequent event.

15.05    CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES
         ------------- -------
         OR ITS CONTRACTORS BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF PROFITS OR SAVINGS INCURRED BY THE OTHER PARTY, ITS CONTRACTORS OR ANY THIRD PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SAME.

15.06    Exclusions. The limitations or exculpation of liability set forth in
         ----------
         Sections 15.04 and 15.05 are not applicable to (i) the failure of Equifax to make payments due under this Agreement, (ii) indemnification claims as set forth in Sections 17.01(i), 17.02(i), 17.01(v) and 17.02(vii), (iii) damages caused by the intentional misconduct of the breaching party, (iv) any Termination Charges, (v) Performance Credits or Performance Bonuses or (vi) payments made pursuant to Exhibit 11. The limitations set forth in Section 15.04 are not applicable to indemnification claims as set forth in Sections 17.01(vii), 17.02(ix), 17.01(x), 17.01(xii), 17.02(iii), 17.02(v), 17.02(vi), 17.02(xi) and
         17.02(xii). The exculpation of liability set forth in Section 15.05 is not applicable to a breach of Article 9 or indemnification for third party claims pursuant to Article 17.

15.07    Affiliates of PwCES. Except as otherwise agreed by
         ---------- -- -----
         PricewaterhouseCoopers in that certain Guaranty dated the date of this Agreement (the "Guaranty"), with regard to any claim or action against PwCES or its Affiliates, Equifax shall look solely to PwCES and the assets of PwCES in satisfaction of any claim or action relating to PwCES's obligations under this Agreement and except as otherwise agreed in the Guaranty, in no event shall (i) any Affiliate of PwCES be liable for any obligation under or in connection with this Agreement or (ii) any member or partner of PwCES or any Affiliate of PwCES be personally liable for any obligation of PwCES under or in connection with this Agreement, and except as otherwise agreed in the Guaranty, no recourse may be had or sought against the assets of any Affiliate of PwCES or the assets of any member or partner of PwCES or any Affiliate of PwCES in satisfaction of any such obligation. Nothing in this Section shall be deemed to relieve PwCES of any liability under this Agreement.

15.08    Limitation. Neither party shall make any claim against the other party
         ----------
         more than two (2) years after such party knew or should have known of the breach or other event giving rise to such claim.

                             ARTICLE 16. TERMINATION

16.01    Conditions of Termination. In addition to expiration at the end of the
         ---------- -- -----------
         term specified in Article 2, this Agreement may be terminated under the following circumstances, subject to any Charges that may be applicable as set forth below and in Exhibits 1 and 11.

         a.     Convenience. At any time (i) after August 2, 2002 or (ii) before
                -----------
                August 2, 2002, if there is a Change of Control of Equifax, Equifax may deliver to PwCES written notice of its intent to terminate this Agreement for convenience. The termination notice shall specify a termination date no sooner than six (6) months after the date of the notice.

         b.     Equifax for Cause. Equifax may terminate this Agreement in the
                ------- --- -----
                event of PwCES's material breach (in the form of a single event or series of events) of its obligations or warranties, if such material breach is not cured within fifteen (15) days after Equifax notifies PwCES in writing of such material breach; provided, however, that if after using commercially reasonable efforts such breach could not be cured by PwCES within such fifteen (15) day period, the cure period for such breach shall be extended for an additional thirty (30) days (provided that such breach is capable of cure and PwCES continues to diligently pursue such cure), unless otherwise agreed in writing.

         c.     Partial Termination by Equifax for Cause. Equifax may terminate
                ------- ----------- -- ------- --- -----
                a Service, in whole or in part, if PwCES consistently fails to
                (i) substantially perform such Service or (ii) meet a Service Level with respect to such Service. Equifax shall provide PwCES with written notice of its intent to so terminate, which notice shall specify a termination date no less than ninety (90) days after the date of the notice, and the minimum revenue commitment set forth in Exhibit 1 shall be appropriately adjusted.

         d.     PwCES for Cause. Subject to Equifax's right as set forth in
                ----- --- -----
                Section 4.04e to withhold disputed payment amounts, PwCES may terminate this Agreement in the event of Equifax's material breach (in the form of a single event or series of events) of its obligations or warranties, if such material breach is not cured within fifteen (15) days after PwCES notifies Equifax in writing of such material breach; provided, however, that if after using commercially reasonable efforts such breach (other than one relating to the payment of money) could not be cured by Equifax within such fifteen (15) day period, the cure period for such breach shall be extended for an additional thirty (30) days (provided that such breach is capable of cure and Equifax continues to diligently pursue such cure), unless otherwise agreed in writing.

         e.     Change of Control of Equifax. PwCES shall have the right to
                ------ -- ------- -- -------
                terminate this Agreement immediately upon a Change of Control of Equifax that results in control of Equifax by any entity set forth in Exhibit 17-B.

         f.     PwCES for Impairment of Independence. Each of PwCES and Equifax
                ----- --- ---------- -- ------------
                shall promptly notify the other regarding potential Impairment of Independence situations about which it becomes aware. In the event of any potential Impairment of Independence, PwCES and Equifax shall consider all reasonable alternatives to reconcile such potential Impairment of Independence in order to maintain the relationship between the parties, including, without limitation:

                (i) obtaining a favorable resolution from the SEC and the AICPA;

                (ii) changes within PwCES or its Affiliates as to how it or they organize its or their outsourcing business; and

                (iii) changes in scope of the Services.

                If the potential Impairment of Independence is not resolved to the satisfaction of PwCES and Equifax within thirty (30) days of the notice given above or the time period required by the applicable regulations, then PwCES shall have the right to terminate this Agreement, in whole or in part; provided, however, that if PwCES terminates this Agreement in part, the minimum revenue commitment set forth in Exhibit 1 shall be reduced appropriately, and Equifax may, within thirty (30) days of receipt of notice of such partial termination, terminate this Agreement with respect to the affected Set of Exhibits if the portion of this Agreement terminated in part by PwCES represents a material portion of the Services under such Set of Exhibits such that continuing to receive the remaining Services under such Set of Exhibits does not present a viable business case to Equifax, as determined by Equifax in its reasonable discretion. If Equifax exercises its right pursuant to the preceding sentence (x) the Set of Exhibits shall, for purposes of Exhibit 11, have been deemed to have been terminated by PwCES for the event that created the Impairment of Independence that led to the termination in part by PwCES or (y) if the Set of Exhibits terminated is the only Set of Exhibits, this Agreement shall, for purposes of Exhibit 11, have been deemed to have been terminated in whole by PwCES for the event that created the Impairment of Independence that led to the termination in part by PwCES.

         g.     Equifax for Change of Control of PwCES. Equifax shall have the
                ------- --- ------ -- ------- -- -----
                right to terminate this Agreement immediately upon the sale of a controlling interest of PwCES to any entity set forth in Exhibit 17-A.

         h.     Equifax for Force Majeure. Equifax shall have the right to
                ------- --- ----- -------
                terminate this Agreement pursuant to Section 15.03.

         i.     Equifax for Additional Charges. If the Base Charges for Services
                ------- --- ---------- -------
                provided on the Commencement Date are increased pursuant to
                Section 3.03(ii) by more than eleven percent (11%) from the amount set forth on Exhibit 1, then Equifax may, on not less than six (6) months prior written notice, terminate this Agreement. This right to terminate may only be exercised by Equifax within thirty (30) days after the end of the twelve (12) month period referred to in Section 4.06.

         j.     Maximum Liability. If a party is liable for damages in excess of
                ------- ---------
                the applicable Cap, the other party may terminate this Agreement upon not less than six (6) months notice, unless the party that exceeded its Cap agrees, within thirty (30) days after receiving notice of the other party's intention to terminate this Agreement, to reset such Cap to an amount equal to the payments made by Equifax to PwCES for recurring Services under a Set of Exhibits during the three (3) months prior to the occurrence of the first event that is the subject of the first claim with respect to any liability arising after receipt of such notice.

16.02    Effects of Termination or Expiration. Exhibit 11 sets forth the
         ------- -- ----------- -- ----------
         parties' respective obligations and rights under each possible circumstance of termination or expiration; provided, however, termination pursuant to Sections 16.01b, c and d shall not constitute a party's exclusive remedy for a breach of this Agreement, and neither party shall be deemed to have waived any of its rights accruing hereunder prior to such termination.

16.03    Termination Charge. If applicable, Equifax shall pay PwCES the
         ----------- ------
         Termination Charge specified in Exhibit 1 either (i) on the date PwCES ceases to provide the Continuing Services if this Agreement is terminated pursuant to Section 16.01a or (ii) the earlier of thirty
         (30) days from the date of notice of termination and the date PwCES ceases to provide the Continuing Services if this Agreement is terminated pursuant to any other Section. The Termination Charge for any partial termination (e.g., termination of a Service or reduction in
                                  ----
         the list of Affiliates of Equifax) shall be calculated by applying the percentage of charges attributable to the reduction in Services pro rata against the Termination Charge for termination of the entire Agreement. With respect to those termination events for which the Termination Charge applies, Equifax acknowledges that the Termination Charge plus the costs to be paid by Equifax pursuant to Exhibit 11 constitute liquidated damages for the loss of the bargain, are not a penalty and are a reasonable approximation of PwCES's damages under the circumstances as can best be determined as of the date of this Agreement. In consideration for payment of the applicable Termination Charge and such costs, Equifax shall have no liability, and PwCES shall not allege that Equifax has any liability, for claims relating solely to the termination of this Agreement.

16.04    Critical Services. The parties acknowledge that the performance of the
         -------- --------
         Services will be critical to the operations of Equifax and its Affiliates. Accordingly, notwithstanding any other provision in this Agreement to the contrary, except Sections 3.16 and 4.04c and except for an intentional breach of Article 9, PwCES shall not voluntarily withhold the provision of the Services under any circumstances.

                           ARTICLE 17. INDEMNIFICATION

17.01    PwCES Indemnification of Equifax. PwCES shall indemnify and hold
         ----- --------------- -- -------
         harmless Equifax and its Affiliates and their respective officers, directors, employees, members, partners, agents, successors and assigns from, and shall defend Equifax against, any costs, liabilities, fines, penalties, damages or expenses (including reasonable attorneys' fees and amounts paid in settlement) arising out of or relating to:

                (i) any claim by a third party that the Services, the PwCES Products, or any work performed by PwCES, or work performed by PwCES's agents, consultants or contractors with respect to the PwCES Products, under this Agreement infringes the proprietary rights of any third party;

                (ii) any alleged act or omission by PwCES or any of its employees giving rise to potential liability arising out of or relating to (a) any unlawful discrimination or harassment, (b) PwCES employee benefits or (c) any other aspect of the employment relationship or the termination of the employment relationship relating to a Transitioned Employee, arising on or after such Transitioned Employee's starting date with PwCES (including claims for breach of an express or implied contract of employment), except to the extent any such claim arises from the wrongful act of Equifax;

                (iii) any unlawful discrimination by PwCES in selecting the
                      Equifax Selected Employees;

                (iv)  materials prepared by PwCES pursuant to Section 7.01;

                (v) claims for personal injuries, death or damage to tangible personal or real property to the extent caused by acts or omissions of PwCES or its Affiliates, contractors and agents, including negligence;

                (vi) claims arising from a violation of any federal, state, local or foreign law, rule or regulation or failure to comply with the provisions of the documents governing the benefit plans covered by Exhibit 2 of Exhibit Set A (Human Resource functions), to the extent caused by acts or omissions of PwCES;

                (vii) claims arising out of any Transferred Agreement after the date such Transferred Agreement is transferred to PwCES, except to the extent any such claim arises from the failure of Equifax to obtain the appropriate consents or approvals;

                (viii) claims arising from PwCES's provision of any services to any third party from the same facilities from which the Services are provided to Equifax;

                (ix) claims arising out of PwCES's use (in providing the Services to Equifax) of any Equifax Software licensed by Equifax from a third party, to the extent due to PwCES's (or any of its agents' or subcontractors') breach of the third party's license agreement with Equifax, excluding, however, any claim arising from the failure of Equifax to obtain the appropriate consents or approvals for such use, or any claims arising under Section 17.02 below;

                (x) claims arising from fraud committed by a PwCES employee (this obligation with respect to a Transitioned Employee during the first twelve (12) months after the first Commencement Date for a Set of Exhibits is limited as set forth in Section 15.04);

                (xi) claims or suits attributable to breaches of PwCES's express representations and warranties contained in this Agreement; and

                (xii) PwCES's tax liabilities arising from PwCES's provision of Services, as set forth in Section 4.05.

17.02    Equifax Indemnification of PwCES. Equifax shall indemnify and hold
         ------- --------------- -- -----
         harmless PwCES and its Affiliates and their respective officers, directors, employees, members, partners, agents, successors and assigns from, and shall defend PwCES against, any costs, liabilities, damages or expenses (including reasonable attorneys' fees and amounts paid in settlement) arising out of or relating to:

                (i) any claim by a third party that the use by PwCES, in the performance of the Services to Equifax and its Affiliates in accordance with this Agreement, of any Equifax Software or other software owned or licensed by Equifax accessed by, used by or assigned by Equifax to PwCES infringes the proprietary rights of any third party, but excluding any claims relating to any changes or modifications to the Equifax Software or such other software made by PwCES or its Affiliates or contractors;

                (ii) any alleged act or omission by Equifax or its employees giving rise to potential liability arising out of or relating to (a) any unlawful discrimination or harassment, (b) Equifax employee benefits not expressly assumed by PwCES, (c) any representations, oral or written, made by Equifax to Transitioned Employees or
                        (d) any other aspect of the employment relationship or the termination of the employment relationship relating to a Transitioned Employee, arising prior to such Transitioned Employee's starting date with PwCES, including, without limitation, claims that Equifax has violated the WARN Act or other claims arising as a result of the transition, claims for breach of an express or implied contract of employment, Equifax employee benefits plans, policies or programs or with respect to any claims by Equifax Selected Employees under such plans, policies or programs or otherwise with respect to services rendered or events or incidents that occur prior to a Transitioned Employee's starting date with PwCES;

                (iii) the failure of Equifax to obtain any consent or approval as required under Section 3.12b;

                (iv) claims or suits attributable to breaches of Equifax's express representations and warranties contained in this Agreement;

                (v) Equifax tax liabilities accruing prior to the Commencement Date;

                (vi) Equifax's tax liabilities arising from PwCES's provision of Services, as set forth in Section 4.05;

                (vii) claims for personal injuries, death or damage to tangible personal or real property to the extent caused by acts or omissions of Equifax or its Affiliates, contractors or agents, including negligence;

                (viii) claims arising from a violation of any federal, state, local or foreign law, rule, regulation or order to the extent caused by acts or omissions of Equifax;

                (ix) claims arising out of any Transferred Agreement before the date such Transferred Agreement is transferred to PwCES;

                (x)     shareholder derivative suits against Equifax;

                (xi) claims made by Affiliates of Equifax related to Services provided under this Agreement; and

                (xii) claims (a) by Julian Carr arising from events that occur while he is an employee of Equifax except to the extent caused by the wrongful act of PwCES, and (b) arising out of his acts or omissions that occur while he is an employee of Equifax performing a portion of the Services.

17.03    General Equifax Indemnity. Without limiting PwCES's liability to
         ------- ------- ---------
         Equifax under this Agreement related to meeting PwCES's obligations to perform the Services in accordance with the terms of this Agreement, Equifax agrees to indemnify and defend PwCES and its Affiliates and hold PwCES and its Affiliates harmless from any and all third party claims, actions, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, arising out of or relating to the use by Equifax of the Services in the operation of Equifax's business. The indemnification set forth in this Section shall not apply to claims arising out of or related to PwCES's negligence, willful misconduct or breach of this Agreement, or violation of any law, rule, regulation or order, to the extent such negligence, willful misconduct, breach or violation is the cause of such claim.

17.04    Indemnification Procedure.
         --------------- ---------

         a.     In General. The indemnified party shall notify the indemnifying
                -- -------
                party of any claim under this Article within thirty (30) days (or such shorter period as may be required to respond to a third party claim) after receipt of notice. A party required to indemnify the other party under this Agreement shall have no obligation for any claim under this Article if:

                (i) the indemnified party fails to notify the indemnifying party of such claim as provided above, but only to the extent that the defense of such claim is prejudiced by such failure;

                (ii) the indemnified party fails to tender control of the defense of such claim to the indemnifying party; or

                (iii) the indemnified party fails to provide the indemnifying party with all reasonable cooperation in the defense of such claim (the cost thereof to be borne by the indemnifying party).

         b.     Consent. The indemnifying party shall have no obligation for any
                -------
                claim under this Agreement if the indemnified party makes any admission or settlement regarding such claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

         c.     Participation. The indemnified party shall have the right (but
                -------------
                not the obligation) to participate in such defense or settlement, in which event each party shall pay its respective attorneys' fees.

                       ARTICLE 18. [INTENTIONALLY OMITTED]

                            ARTICLE 19. MISCELLANEOUS

19.01    Independent Contractors.
         ----------- -----------
    a. Each of PwCES and Equifax is an independent contractor. Neither party shall have any authority to bind the other party unless expressly agreed in writing. Nothing in this Agreement shall be construed to create a partnership, agency or employer-employee relationship between PwCES and Equifax, and in no event shall PwCES and Equifax be deemed joint employers. The rights, obligations and liabilities of the parties shall be several and not joint or collective.

    b. As a result of its position in providing and performing the Services, PwCES may have unique knowledge of certain operations and information of Equifax that neither Equifax nor any employee of Equifax will have in full. In addition, although PwCES and Equifax have not established an employee-employer relationship, in providing and performing the Services as an independent contractor, PwCES may interact with the employees, executive management, board of directors, accountants and legal counsel to Equifax and its Affiliates in a manner and with respect to matters that, functionally, may appear to be the same as or similar to functions performed by employees and agents of Equifax. Equifax will advise PwCES if it believes that any of the materials provided by PwCES as part of the Services for, and related communications with, legal counsel of Equifax (both in-house counsel and outside counsel) may be subject to attorney-client privilege; in such event, Equifax will notify PwCES in writing of which specific materials it believes are subject to the privilege, and PwCES will reasonably cooperate, at Equifax's expense and direction, to take steps designed to prevent waiver of the privilege with respect to such materials. The foregoing shall not, however, be construed to affect the liability or obligations of the parties pursuant to or in connection with this Agreement or the Services.

19.02    Counterparts. This Agreement may be executed in counterparts, each of
         ------------
         which shall be deemed an original, and all of which taken together shall constitute a single instrument.

19.03    Entire Agreement. Except as otherwise provided herein, this Agreement,
         ------ ---------
         including the Exhibits hereto, represents the entire understanding and agreement between the parties, and supersedes any prior agreement, understanding or communication between the parties, with respect to the subject matter hereof. This Agreement may only be amended by a writing executed by both parties. Notwithstanding any other provision of this Agreement, all of the parties' rights, liabilities and obligations with respect to any obligations of the parties prior to July 1, 2001 (including but not limited to rights, liabilities and obligations of either party with respect to services provided by PwCES prior to such date) shall be governed exclusively by the terms and conditions set forth in the applicable Services Agreement, as amended by the Amendments and applicable Change Orders.

19.04    Construction. The parties have participated jointly in the negotiation
         ------------
         and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

19.05    Assignment. Neither party may assign or transfer this Agreement, or any
         ----------
         of its rights and obligations under it, without the prior written consent of the other party. Notwithstanding the foregoing, (i) either party may assign or transfer this Agreement, and its rights and obligations under it, to one of its Affiliates, provided (a) the Affiliate agrees in writing to the obligations of the assigning or transferring party set forth in this Agreement, (b) such party guarantees the obligations of such Affiliate and (c) such assignment or transfer does not create an Impairment of Independence and (ii) subject to Section 16.01e, Equifax may assign this Agreement in connection with the sale of all or substantially all of its assets.

19.06    Insurance. During the term of this Agreement, PwCES shall maintain and
         ---------
         keep in full force and effect, at its sole cost and expense, insurance as set forth below with an insurance company licensed to do business in the location where the Services are to be performed.

         (i) Commercial General Liability insurance including, without limitation, contractual liability coverage that indicates this Agreement is a "covered contract," premises, completed operations, broad-form property damage, independent contractors and personal injury liability in an amount not less than two million dollars ($2,000,000.00) each occurrence and two million dollars ($2,000,000.00) aggregate;

         (ii) Workers Compensation insurance in accordance with statutory requirements as well as Employer's Liability insurance with limits not less than $1,000,000.00/$1,000,000.00/$1,000,000.00 and such insurance shall cover all individuals who will be used in any capacity by PwCES in performing Services;

         (iii) Automobile Liability insurance (including owned, non-owned, hired and loaned vehicles) with a combined single limit of not less than one million dollars ($1,000,000.00) for bodily injury and property damage;

         (iv) Fidelity Bond/Commercial Crime insurance covering employee dishonesty, including, without limitation, dishonest acts of PwCES and its employees, agents or subcontractors and such insurance shall also include third party liability coverage and be written for limits not less than ten million dollars ($10,000,000.00);

         (v) Professional Liability insurance for operations performed for Equifax and its employees or customers with limits of liability not less than fifty million dollars ($50,000,000.00) each claim and fifty million dollars ($50,000,000.00) aggregate; and

         (vi) Umbrella/Excess Liability insurance on a follow form basis with a limit of not less than twenty million dollars ($20,000,000.00) for each occurrence and twenty million dollars ($20,000,000.00) aggregate and such umbrella insurance shall name as underlying policies the Commercial General Liability, Employer's Liability and Auto Liability insurance coverage required above.

19.07    Order of Precedence. In the event of a Dispute, the terms of this
         ----- -- ----------
         Agreement, the Exhibits and any Change Orders shall be interpreted in the following order of precedence: (i) the terms of a Change Order shall take precedence, (ii) followed by the terms of an Exhibit and (iii) followed by the terms in this Agreement. Notwithstanding the foregoing sentence, a Change Order may only amend an Exhibit or this Agreement by express reference to the term or condition of the Exhibit or this Agreement that is to be amended.

19.08    Remedy. Nothing in this Agreement shall prevent any disputing or
         ------
         allegedly aggrieved party from pursuing a temporary restraining order, injunctive relief or other equitable relief from a court of competent jurisdiction against the other party at any time if the disputing or allegedly aggrieved party believes in good faith that a breach or threatened breach of any of the provisions of this Agreement would cause it irreparable harm.

19.09    Survival. To the extent a provision of this Agreement, including,
         --------
         without limitation, Articles entitled Breach; Remedies, Indemnification, Confidentiality and Data, Dispute Resolution, Arbitration and Miscellaneous, provides for rights, interests, duties, claims, undertakings and obligations subsequent to the termination or expiration of this Agreement, such provision of this Agreement shall survive such termination or expiration.

19.10    Required Approvals. Each party shall obtain all necessary licenses,
         -------- ---------
         permits and approvals of this Agreement required by any governmental agency, at its sole cost and expense.

19.11    Compliance with Laws. Each party shall comply with all applicable laws,
         ---------- ---- ----
         rules and regulations.

19.12    Waiver. Except as set forth in Section 3.11c, the failure of either
         ------
         party to insist upon the strict and punctual performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting the right to require such performance, nor should a waiver or estoppel in one case constitute a waiver or estoppel with respect to a later breach whether of a similar nature or otherwise.

19.13    Unenforceable Terms. In the event any term or provision of this
         ------------- -----
         Agreement shall for any reason be declared or held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction or by the arbitrators contemplated by Article 13, each party shall agree that
         (i) such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement and (ii) such term or provision shall be (a) reformed to the extent necessary to render such term or provision valid and enforceable and to reflect the intent of the parties to the maximum extent possible under applicable law or (b) interpreted and construed as if such term or provision, to the extent unenforceable, had never been contained herein.

19.14    Further Assurances. During the term of this Agreement and at all times
         ------- ----------
         thereafter, each party shall provide to the other party, at its request, reasonable cooperation and assistance (including, without limitation, the execution and delivery of affidavits, declarations, oaths, assignments, samples, exhibits, specimens and any other documentation) as necessary to effect the terms of this Agreement.

19.15    References to Articles, Sections and Exhibits. Unless otherwise
         ---------- -- --------  -------- --- --------
         specified herein, all references herein to an Article, Section, or Exhibit shall be deemed to be references to the corresponding Article, Section or Exhibit of this Agreement.

19.16    Governing Law, Submission to Jurisdiction and Service of Process. All
         --------- ---  ---------- -- ------------ --- ------- -- -------
         rights and obligations of the parties relating to this Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any choice-of-law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any other jurisdiction. Each party shall bring any suit, action or other proceeding to enforce the obligation of the other party hereto to resolve a Dispute in accordance with Article 13 in a court of competent jurisdiction sitting in the State of Georgia, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action proceeding or judgment has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction. Each party hereto hereby agrees that service of process may be completed in any such suit, action or proceeding by any reasonable means calculated to assure actual notice, including, without limitation delivery by Federal Express or other courier service, certified mail or postage prepaid first class mail.

19.17    Notices. All notices, requests, demands and other communications given
         -------
         or made in accordance with the provisions of this Agreement shall be deemed to have been given (i) five (5) days after mailing when mailed (by registered or certified mail, postage prepaid, only), (ii) on the second day after delivery to a national express courier service (including, without limitation, DHL and Federal Express), (iii) on the date sent when made by facsimile transmission with confirmation of receipt (with hard copy to follow by registered or certified mail, postage prepaid, only or by a national express courier service) and
         (iv) on the date received when delivered in person or by hand courier, to the address set forth below or such other place or places as such party may from time to time designate in writing. Any party may alter its address set forth above by notice in writing to the other party in the manner set forth herein.

         if to PwCES:                                 if to Equifax:
         PwCES LLC                                    Equifax Inc.
         211 Perimeter Parkway                        1550 Peachtree Street
         Atlanta, GA 30303                            Atlanta, GA 30309
         Attention:      Hubert Glover                Attention:      Virgil Gardaya
         Telephone:      678-587-3030                 Telephone:      404-885-8009
         Facsimile:      678-587-3113                 Facsimile:      404-885-8988

         With a copy (which shall not constitute      With a copy (which shall
         notice) to:                                  not constitute notice) to:

         PricewaterhouseCoopers LLP
         300 Atlantic Street                          Equifax Inc.
         Stamford, CT  10019                          1550 Peachtree Street
         Attention:      John Ciecimirski, Esq.       Atlanta, GA 30309
         Telephone:      203-539-4169                 Attention:      General Counsel
         Facsimile:      203-539-3110                 Telephone:      404-888-5093
                                                      Facsimile:      404-885-8682

19.18    No Third Party Beneficiary Status. Except as expressly stated herein
         -- ----- ----- ----------- ------
         with respect to each party's Affiliates and contractors, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other party.

19.19    Headings. Headings and captions contained in this Agreement are for
         --------
         convenience only and do not substantively affect the terms of this Agreement.

19.20    Expenses. Each party shall be responsible for the costs and expenses
         --------
         associated with the preparation or completion of this Agreement and the transactions contemplated hereby.

19.21    Equifax Most Favored Vendor Provision. If PwCES provides any services
         ------- ---- ------- ------ ---------
         to a third party from the same facilities from which the Services are provided to Equifax, which services include or utilize any internet, intranet or other network security, verification or authentication product or service then offered by Equifax (including, without limitation, digital signature, certification or authentication products or services), (collectively, "Equifax Products"), Equifax shall have a right of first refusal to provide the Equifax Products to PwCES in connection with such third party services.

                                    * * * * *

IN WITNESS WHEREOF, each of the parties hereto, by its duly authorized representative, has hereby executed this Amended and Restated Master Business Process and Support Services Agreement.

Agreed to by:


PWCES LLC                                      EQUIFAX INC.

By:  /s/ Hubert D. Glover                      By: /s/ Virgil Gardaya
     -------------------------------------        ----------------------------

Name:    Hubert D. Glover                      Name:   Virgil Gardaya
     -------------------------------------          --------------------------

Title: President & CEO                         Title: Corporate Vice President
       -----------------------------------            ------------------------